EXHIBIT 10.1

                C R E D I T    A G R E E M E N T



                         by and between

                        CATHERINES, INC.
                  CATHERINES STORES CORPORATION
                     and their subsidiaries
                          as Borrowers

                               and


                          AMSOUTH BANK
                               and
                     HIBERNIA NATIONAL BANK
                            as Banks


                               and


                          AMSOUTH BANK
                            as Agent


                      Dated: July 31, 2000
                        CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Credit Agreement"), dated as of July 31, 2000, is made by and among CATHERINES, INC., a Delaware corporation (the "Company"), CATHERINES STORES CORPORATION, a Tennessee corporation ("CSC") and the other entities identified on Exhibit "A" attached hereto and incorporated herein by reference together with any other Person which subsequently executes and delivers any amendment hereto or Assumption Agreement in such capacity being collectively referred to herein as the "Borrowers" and individually, a "Borrower") and AMSOUTH BANK ("AmSouth"), individually and in its capacity as agent for the Banks, defined below (together with any of its successors in such capacity, the "Agent") and HIBERNIA NATIONAL BANK, a national banking association ("Hibernia"); (together with any other Person which subsequently executes and delivers any amendment or Commitment Assignment hereto in such capacity and each of their permitted successors and assigns shall be referred to collectively as the "Banks" and each individually shall be referred to as a "Bank").

                      W I T N E S S E T H:

     Borrowers have requested Banks extend a letter of credit facility and certain loans to the Borrowers from time to time and the Banks are willing to extend such letter of credit facility and to make such loans upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Credit Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


SECTION I.          DEFINITIONS

     1.1   Defined  Terms.   As used herein the  following  terms
shall have the following meanings:

     "Affiliate"  of a Person (the "Primary Person")  shall  mean
(a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person or
(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall mean AmSouth in its capacity as agent for the Banks or any successor agent.

     "AmSouth Rate" shall mean the greater of (i) the rate of interest publicly announced by AmSouth from time to time as its Base Rate and (ii) 2% per annum above the rate set forth opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated by "H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "Asset Sale" shall mean any sale, sale-leaseback, or other disposition by the Borrowers or any of their Subsidiaries of any of their property or assets, including the stock of any of their Subsidiaries (except sales and dispositions permitted by paragraphs (a) through (i) of subsection 9.5 and by Section 8).

     "Assumption Agreement" shall mean the assumption agreement in the form of Exhibit "B".

     "Available Letter of Credit Commitment" as to any Bank at a particular date, shall mean an amount equal to the amount of such Bank's Letter of Credit Commitment at such time less such Bank's L/C Exposure; collectively, as to all the Banks, the "Available Letter of Credit Commitments."

     "Base Rate" shall mean the reference or base rate established by AmSouth from time to time and utilized in contracting for interest on its variable rate loans that do not utilize an externally established reference rate. The Base Rate is one of several interest rate indices employed by AmSouth. The Borrowers acknowledge that AmSouth has made, and may hereafter make, loans bearing interest at rates which are lower and higher than the Base Rate.

     "Basic Documents" shall mean, collectively, this Credit Agreement (including all schedules and exhibits hereto), the Security Documents, the Letter of Credit Notes, the Swingline Note, the Parent Guaranty and any other document, instrument or agreement executed in connection with this Credit Agreement or hereafter executed and delivered by the Parent or any Borrower to the Agent or the Banks and any amendments or supplements to any such documents or agreements.

     "Borrowers" shall mean, collectively, those entities listed on Exhibit "A" hereto, each New Subsidiary created pursuant to
Section 8 of this Credit Agreement, and any and all other Persons which, pursuant to an amendment to this Credit Agreement or pursuant to the execution of an Assumption Agreement, may hereafter become Borrowers, individually, a "Borrower".

     "Borrowing Date" shall mean (a) any Business Day on which an automatic funding occurs or is specified in a notice pursuant to subsection 4.1 of this Credit Agreement as a date on which the Banks and/or the Swingline Lender make Loans under this Credit Agreement, or (b) any Business Day on which a Borrower, in a notice pursuant to Section 3, requests the Issuing Bank to issue a Letter of Credit under this Credit Agreement.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Memphis, Tennessee, are authorized or required by law to close.

     "Capital Expenditures" for any period, shall mean all amounts that would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of changes in cash flows of the Borrowers, or other similar consolidated statement of the Borrowers.

     "Cash Equivalents" shall mean, individually and collectively, (a) cash, (b) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed or insured by the United States Government or any agency thereof, (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition thereof and overnight bank deposits with any commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations or any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (e) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (f) securities with maturities of one year or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth or territory or the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (g) securities with maturities of one year or less from the date of acquisition thereof backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition or
(h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Change in Law" shall mean, with respect to any Bank, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Bank, in each case after the date hereof.

     "Change of Control" shall mean any direct or indirect acquisition by any Person whether singly or in concert with one or more Persons, of 40% or more, on a fully diluted basis, of the outstanding Parent Common Stock, or if any Borrower ceases to be a direct or indirect Subsidiary of Parent.

     "Closing Date" shall mean the date upon which all the conditions in subsection 5.1 have been satisfied, which the parties have scheduled to occur on July 31, 2000.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated thereunder from time to time.

     "Collateral" shall mean the property, real and personal, tangible and intangible, and the proceeds thereof, which are subject from time to time to the Liens purported to be created by the Security Documents.

     "Commission"   shall  mean  the  Securities   and   Exchange
Commission.

     "Commitment   Assignment"   shall   mean   the    assignment
substantially in the form of Exhibit "C".

     "Commitment Percentage" shall mean, with respect to any Bank, its existing Letter of Credit Commitment Percentage or its Swingline Loan Commitment Percentage, as the context may require.

     "Commitments" shall be the collective reference to the Letter of Credit Commitments and the Swingline Commitment;
individually, a "Commitment."

     "Commitment Transfer" shall mean an assignment or transfer pursuant to subsection 12.3 hereof and evidenced by a Commitment
Assignment.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code.

     "Company"  shall have the meaning specified in the  preamble
of   this  Credit  Agreement,  its  successors  and  assigns,  as permitted in this Credit Agreement.

     "Consolidated Adjusted Operating Profit" shall mean, for any period, the Net Income for such period, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated Net Income for such period, the sum of (i) taxes measured by income, (ii) interest expense, (iii) depreciation and amortization expense, and (iv) operating lease expense.

     "Consolidated Current Assets" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrowers as at such date.

     "Consolidated Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrowers as at such date, but in any event including, all L/C Obligations and Swingline Loans at such date.

     "Consolidated Tangible Net Worth" at a particular date, shall mean the sum of the capital stock and paid-in surplus, plus retained earnings (or minus accumulated deficit) of the Borrowers on a consolidated basis minus intangible assets (including without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, unamortized debt discount and expense and all write-ups in the book value of any asset).

     "Consolidated Working Capital" at a particular date, shall mean the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities at such date.

     "Contingent Obligation" as to any Person, shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person (whether or not contingent) (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by such Person in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Contractual Obligation" as to any Person, shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Agreement" shall mean this Credit Agreement, as  the same  may from time to time be amended, supplemented or otherwise
modified.   The  Credit Agreement may sometimes  be  referred  to
herein as the "Agreement".

     "Default" shall mean any event specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Defaulting Bank" shall mean any Bank which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation, or if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after written notice from Agent, provided that if such Bank cures such failure or refusal, such Bank shall cease to be a Defaulting Bank.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Environmental Law" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and requirements of any Governmental Authority having jurisdiction over any Borrower or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to such Borrower or its assets or properties.

     "ERISA"  shall mean the Employee Retirement Income  Security
Act of 1974, as amended and regulations promulgated thereunder from time to time.

     "Event of Default" shall mean any of the events specified in
Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "Financing Lease" shall mean any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Borrowers.

     "Fiscal Year" shall mean the fiscal year of each of the Borrowers, as applicable, which in each case shall end on the Saturday closest to January 31 of each year.

     "Fixed Charge Coverage Ratio" shall mean as of any period of determination a fraction (x) the numerator of which is the Consolidated Adjusted Operating Profit for such period and (y) the denominator of which is interest expense for such period plus current maturities of long term debt plus current maturities of Financing Leases according to GAAP plus operating lease expense.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, provided that for purposes of subsections 9.7, 9.8, 9.9, and 9.10 and the terms used therein which are defined "in accordance with GAAP", "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranties"  shall mean the Parent Guaranty and  any  other
Guaranty executed by any other Person in connection with the Credit Agreement, as the same may from time to time, be amended supplemented or otherwise modified.

     "Indebtedness" of a Person, at a particular date, shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all outstanding drafts drawn thereunder and any unpaid reimbursement obligation or indemnity with respect thereto, (c) all liabilities secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) all liabilities of such Person under Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but excluding trade and other accounts and accrued expenses payable in the ordinary course of business and accrued reserves with respect to expenses arising in the ordinary course of business.

     "Insolvency" as to any Multiemployer Plan, shall be in the condition such that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Insolvent"   shall  mean  pertaining  to  a  condition   of
Insolvency.

     "Inter-Company Indebtedness" shall mean Indebtedness of the Parent or one or more of the Borrowers owed solely to the Parent, any Subsidiary of the Parent or one or more other Borrowers.

     "Interest Payment Date" shall mean in the case of the Swingline Loans, the fifteenth day of each month and on the date of payment (including prepayment) in full of the Swingline Loans.

     "Inventory" shall mean all inventory, wherever located, now owned or hereafter acquired by any Borrower or in which any Borrower now has or hereafter acquires any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by any Borrower which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or finished goods, including, but not limited to, all inventory as defined in
Section 9-109(4) of the UCC.

     "Inventory   Valuation"  shall  mean  any   audit   of   Net
Recoverable  Liquidation  Value  of  Inventory  required  to   be
furnished to the Agent pursuant to Subsection 7.11.

     "Issuing Bank" shall mean AmSouth.

     "L/C Application" shall mean a Trade L/C Application or a Standby L/C Application.

     "L/C  Exposure" at a particular date, shall mean the sum  of
(a) the aggregate maximum amount available to be drawn under all issued and outstanding Letters of Credit at such date and (b) the aggregate unreimbursed amounts drawn under Letters of Credit at such date.

     "L/C Obligations" shall mean the obligations of the Borrowers to reimburse the Issuing Bank for any payments made by the Issuing Bank under any Letter of Credit that have not been reimbursed by the Borrowers pursuant to paragraph (a) of subsection 3.4.

     "L/C   Participating  Interest"  shall  mean  an   undivided
participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

     "Letter of Credit" shall mean a Trade L/C or a Standby L/C.

     "Letter of Credit Commitment" shall mean, as to any Bank, its obligation to purchase its L/C Participating Interest in any Letters of Credit, as the same may be reduced from time to time pursuant to subsection 4.6, collectively, as to all the Banks, the "Letter of Credit Commitments."

     "Letter of Credit Commitment Percentage" shall mean, as to any Bank, the percentage set forth opposite such Bank's name under such heading on Schedule 1.1.

     "Letter of Credit Commitment Period" shall mean the period from and including the Closing Date to but not including the Letter of Credit Termination Date.

     "Letter   of  Credit  Facility"  shall  mean  the  aggregate
$15,000,000.00 letter of credit facility to be evidenced by Letters of Credit issued by the Banks pursuant to the terms of this Credit Agreement.

     "Letter of Credit Note" and "Letter of Credit Notes" shall have the meanings specified in subsection 3.1(c).

     "Letter of Credit Termination Date" shall mean the earlier of (i) June 29, 2001 or (ii) such date as the Letter of Credit
Commitment shall terminate hereunder.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Borrowers of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Commercial Code or comparable law of any jurisdiction).

     "Loan Exposure" at a particular date, shall mean the aggregate principal amount of the L/C Exposure and Swingline
Loans outstanding at such date.

     "Loans" shall mean, collectively, the Swingline Loans.

     "Material Adverse Event" means a condition or occurrence or event which in the Banks' reasonable judgment materially adversely affects the Collateral taken as a whole or the consolidated assets, business operations or financial condition of the Borrowers, taken as a whole, or of the Parent and its Subsidiaries, taken as a whole.

     "Material Borrowers" mean the Company, CSC, each Borrower which owns or operates ten (10) or more Stores and each Borrower which does not own or operate any stores with assets of $3,000,000 or more, individually, "Material Borrower".

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Multiemployer  Plan"  shall  mean  a  Plan   which   is   a
multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" for any period, shall mean the consolidated net income of the Borrowers for such period, determined in accordance with GAAP (but excluding any extraordinary gains attributable to such period).

     "Net Loss" for any Fiscal Year, shall mean the consolidated negative net income of the Borrowers for such period, determined in accordance with GAAP (but excluding any extraordinary gains and extraordinary losses attributable to such period).

     "Net Proceeds" shall mean with respect to the sale of any asset by the Borrowers or any of their Subsidiaries (other than Inventory sold in the ordinary course of business) the excess, if any, of (a) the sum received in connection with such sale, whether or not such sum is in whole or in part cash, less (b) the sum of (i) the principal amount of any Indebtedness which is secured by any such asset and which is required to be repaid in connection with the sale thereof (other than Indebtedness hereunder), (ii) the out-of-pocket expenses incurred by the Borrowers or any of their Subsidiaries in connection with such sale and (iii) provision for taxes attributable to such sale (as estimated by the Borrowers or any of their Subsidiaries in good faith).
     "Net Recoverable Liquidation Value" shall mean the net recoverable liquidation value of the Inventory as determined by the Inventory Valuation to be performed pursuant to Section 7.11.

     "Nonmaterial Borrowers" shall mean each Borrower which owns or operates fewer than ten (10) Stores and each Borrower which does not own or operate any Stores with assets of less than $3,000,000, individually, a "Nonmaterial Borrower".

     "Notes" shall mean, collectively, the Letter of Credit Notes and the Swingline Note.

     "Operating Account" shall mean the Borrowers' checking and depository account established with the Swingline Lender which is used by the Borrowers for working capital purposes.

     "Parent" shall mean Charming Shoppes, Inc., a Pennsylvania corporation, its successors and assigns, as permitted in this Credit Agreement.

     "Parent  Common Stock" shall mean, collectively, the  Common
Stock, $.01 par value, of the Parent, as amended, supplemented or otherwise modified from time to time.

     "Parent Guaranty" shall mean the guaranty agreement of even date entered into by the Parent in favor of the Banks, as the same may be amended, supplemented or otherwise modified.

     "Participating  Bank"  shall  mean  any  Bank  (other   than
AmSouth) with respect to its L/C Participating Interest in each Letter of Credit.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title I. of ERISA.

     "Permitted  Liens"  shall  mean,  collectively,  the   Liens
described in subsection 9.2.

     "Person"   shall   mean  and  include   an   individual,   a
partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a Governmental Authority.

     "Plan" at any particular time, shall mean any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Proceeds" shall have the meaning specified in the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of the insurance, indemnity, warranty or guaranty payable to the Borrowers from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrowers from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of Governmental Authority) and
(c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Purchasing Banks" shall have the meaning specified in subsection 12.2 of this Credit Agreement.

     "Register"  shall have the meaning specified  in  subsection
12.3 of this Credit Agreement.

     "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Bank for any amounts described in subsection 3.4.

     "Related Document" shall mean any agreement, certificate, document or instrument relating to a Letter of Credit.

     "Reorganization" as to any Multiemployer Plan, shall mean the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in
Section 4043 (b) of ERISA, other than those events as to which the thirty-day period is waived under subsections .13, .14, .16,
 .18, .19 or .20 of PBGC Reg. 2615.

     "Reporting Accountants" shall have the meaning specified in paragraph (a) of subsection 7.1.

     "Required Banks" at a particular time, the holders of at least 100% of the aggregate outstanding principal amount of the Notes and L/C Exposure, or, if no amounts are outstanding under the Commitments, Banks having at least 100% of the aggregate amount of the Commitments.

     "Requirement of Law" as to any Person, shall mean the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or final determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean, as to the corporate Borrowers, any of their respective Presidents, Chief Executive Officers, Executive Vice Presidents and Chief Financial Officers or Executive Vice Presidents and Secretaries or Vice Presidents and Treasurers, and as to the partnership Borrowers, the President, Chief Executive Officer, Executive Vice President and Chief Financial Officer or Executive Vice President and Secretary or Vice President and Treasurers of their respective corporate general partners.

     "Sale and Leaseback" shall mean any arrangement with any Person whereby a Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired and thereafter rent or lease such property or other property.

     "Security Agreements" shall mean any security agreement executed by a Borrower in connection with the Credit Agreement, as the same may, from time to time be amended, supplemented or otherwise modified.

     "Security Documents" shall mean the Security Agreements, the
Guaranties, and any other collateral security documents from time
to   time  executed  and  delivered  in  connection  herewith  or therewith.

     "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.


     "Standby L/C" shall mean an irrevocable letter of credit under which the Issuing Bank agrees to make payments in Dollars for the account of a Borrower, on behalf of a Borrower in respect of obligations of a Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or matters relating to which a Borrower is or proposes to become a party in the ordinary course of such business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or bid or performance bonds.

     "Standby  L/C Application" shall be as defined in subsection
3.1.

     "Store  Locations" shall mean the store locations listed  on
Schedule 1.2, individually, a "Store Location" or a "Store".

     "Store Closing Report" shall mean the report required to be furnished to the Agent pursuant to paragraph (d) of subsection
7.2.

     "Subsidiary" of a Person shall mean (a) a corporation of which shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) a partnership, the general partnership of which is owned by such Person or by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

     "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans to the Borrowers pursuant to subsection 2.1 of this Credit Agreement in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline  Committed  Amount"  means  the  amount  of   the
Swingline   Lender's  Swingline  Commitment   as   specified   in
subsection 2.1 of this Credit Agreement.

     "Swingline Lender" means AmSouth, in its capacity as such, together with its successors and assigns.

     "Swingline Loans" means swingline revolving loans made by the Swingline Lender pursuant to the provisions of subsection 2.1 of this Credit Agreement, individually, a "Swingline Loan".

     "Swingline Loan Commitment Percentage" shall mean, as to any Bank, the percentage set forth opposite such Bank's name under such heading on Schedule 1.1 hereof.

     "Swingline Loan Termination Date" shall mean the earlier  of
(i) June 29, 2001 or (ii) such date as the Swingline Commitment shall terminate hereunder.

     "Swingline Note" means the promissory note dated July 31, 2000, executed by the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to subsection
2.1 of the Credit Agreement as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Syndicate   Purchasing  Banks"  shall  be  as  defined   in
subsection 12.2.

     "Trade L/C" shall mean a commercial documentary letter of credit, payable in Dollars and issued by the Issuing Bank for the account of a Borrower for the purchase of materials, goods or services in the ordinary course of business.

     "Trade  L/C  Application" shall be as defined in  subsection
3.1.

     "Transferee" shall have the meaning specified in  subsection
12.5.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Tennessee.

     1.2 Accounting Terms. As used in this Credit Agreement, the Letter of Credit Notes, the Swingline Note, or any certificate, report or other document made or delivered pursuant to this Credit Agreement, accounting terms not defined in subsection 1.1 and accounting terms partly defined in said subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

     1.3  Other Definitional Provisions.

     (a) Unless otherwise defined therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Letter of Credit Notes, the Swingline Note or any certificate, report or other document made or delivered pursuant to this Credit Agreement.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement, unless otherwise specified. Defined terms used in the singular may also refer to the plural of such term when used in this Credit Agreement, and the use of defined terms in the plural form may also refer to the singular use of such term.

SECTION 2.     AMOUNTS AND TERMS OF SWINGLINE COMMITMENT

     2.1  Swingline Loan

     (a) Swingline Loan Commitment and Swingline Loans. Subject to the terms and conditions of this subsection 2.1 and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make revolving credit loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrowers from time to time from the date of this Credit Agreement until the Swingline Loan Termination Date, provided further, that the aggregate principal amount of Swingline Loans outstanding at any one time shall not exceed Five Million Dollars ($5,000,000.00) (the "Swingline Committed Amount"). During such period, Swingline Loans may be prepaid or repaid and reborrowed in accordance with the provisions hereof.

     (b)   Swingline  Note.   The Swingline  Loans  made  by  the
Swingline Lender shall be evidenced by a promissory note of the Borrowers in the original amount of the Swingline Committed Amount. The Swingline Lender is hereby authorized to record the date and amount of each Swingline Loan made by the Swingline Lender, and the date and amount of each payment or prepayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Swingline Note shall be dated the date of the Credit
Agreement  and  be  stated  to  mature  on  the  Swingline   Loan
Termination Date.

     (c) Obligations of Other Banks with Respect to Swingline Loans. At any time, upon request of the Swingline Lender made to all the Banks, each Bank irrevocably agrees to purchase its prorata share (based on such Bank's Letter of Credit Commitment Percentage) of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of a Default or an Event of Default hereunder provided no Bank's Total Exposure shall exceed its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Memphis time), otherwise on the Business
Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Swingline Loan made by the purchasing Banks and not by the Swingline Lender for all purposes under this Credit
Agreement and the payment of the purchase price by a Bank shall be deemed to be the making of a Swingline Loan by such Bank and shall constitute outstanding principal under the Swingline Note.
All interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Agent for the benefit of the purchasing
Banks.  If prior to purchasing its pro rata share of a Swingline
Loan one of the events described in Section 10(h) shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Bank will purchase an undivided participating interest in the outstanding Swingline
Loan in an amount equal to its pro rata share. From and after the date of each Bank's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrowers, each Bank will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Bank fails to so purchase its pro rata share of any Swingline Loan, such Bank shall be deemed to be a Defaulting Bank hereunder.

     2.2 Optional Prepayments The Borrowers may, at its option, at any one time or from time to time, prepay the Loans in whole or in part, upon at least one Business Day's prior notice to the Agent. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified. Upon receipt of such notice the Agent shall promptly notify each Bank thereof.

     2.3  Requirements of Law.

     (a) In the event that any Change in Law with respect to any Bank shall, in the reasonable opinion of such Bank, require that any Commitment of such Bank be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Bank or any corporation controlling such Bank, and such Change in Law shall have the effect of reducing the rate of return on such Bank's or such corporation's capital, as the case may be, as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time following notice by such Bank to the Borrowers of such Change in Law as provided in paragraph (b) of this subsection 2.3, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction, provided that other borrowers of such Bank with credit facilities comparable to the credit facilities provided pursuant to this Credit Agreement are similarly impacted.

     (b) If any Bank becomes entitled to claim any additional amounts pursuant to this subsection 2.3, it shall promptly notify the Borrowers through the Agent of the event by reason of which it has become so entitled. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of paragraph
(a) of this subsection 2.3 with respect to such Bank, it will, to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Bank, in its reasonable determination, suffers no economic, legal or regulatory disadvantage. If any Bank has notified the Borrower through the Agent of any increased costs pursuant to paragraph (a) of this subsection 2.3, the Borrowers at any time thereafter may, upon at least five Business Days' notice to the Agent which shall promptly notify the Banks thereof, and reduce or terminate such Bank's Commitment in accordance with subsection 4.6.

     (c) Each Bank (i) represents to the Borrowers (for the benefit of the Borrowers and the Agent) that under applicable law and treaties no taxes are required to be withheld by the Borrowers, the Agent or such Bank with respect to any payments to be made to such Bank in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Borrowers (with a copy to the Agent) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and
(iii) agrees (for the benefit of the Borrowers and the Agent) to provide the Borrowers (with a copy to the Agent) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption. Notwithstanding any provision of subsection 2.3 to the contrary, the Borrowers shall have no obligation to pay any amount to or for the account of any Bank on account of any taxes pursuant to this subsection 2.3 to the extent that such amount results from (i) the failure of any Bank to comply with its obligations pursuant to this subsection 2.3 or
(ii) any representation or warranty made or deemed to be made by any Bank pursuant to this subsection 2.3(c) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

     (d) A certificate in reasonable detail as to any amounts submitted by such Bank through the Agent to the Borrowers shall be conclusive in the absence of manifest error. The covenants contained in this subsection 2.3 shall survive the termination of this Credit Agreement and payment of the outstanding Notes.

     2.4 Use of Proceeds. The Borrower shall use all the proceeds of the Swingline Loans for the short term working capital requirements of the Borrowers arising in the ordinary course of business.


SECTION 3.     LETTER OF CREDIT FACILITY

     3.1  Issuance of Letters of Credit.

     (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Banks, and in reliance on the agreement of the Banks set forth in subsection 3.10, agrees to issue for the account of the Borrowers, from time to time during the Letter of Credit Commitment Period, Letters of Credit. A Borrower may from time to time request the Issuing Bank to issue a Trade L/C or a Standby L/C by delivering to the Issuing Bank at its address specified in subsection 13.2, a letter of credit application in the Issuing Bank's then customary form for Trade L/Cs (a "Trade
L/C Application") or an application in the Issuing Bank's customary form for Standby L/Cs (a "Standby L/C Application") completed to the satisfaction of the Issuing Bank, together with such other certificates, documents and other papers and information as the Issuing Bank may reasonably request.

     (b) Each Letter of Credit issued hereunder shall, among other things, (i) be in such form requested by such Borrower as shall be acceptable to the Issuing Bank in its reasonable discretion, (ii) as to Trade L/C's, have an expiry date not later than 150 days after the date of issuance of such Trade L/C, (iii) as to Standby L/Cs, have an expiry date not later than one year after the date of issuance of such Standby L/C and (iv) as to both Trade L/C's and Standby L/C's have an expiry date not later than the Letter of Credit Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credit (1983 Revisions), International Chamber of Commerce Publication No. 400 and subsequent revisions thereof approved by a Congress of such Chamber, and if requested by the Issuing Bank, Article V of the UCC and, to the extent not inconsistent therewith, the laws of the State of Tennessee. The aggregate amount of Standby L/Cs issued hereunder at any time may not exceed $500,000.00.

     (c) The obligation of the Borrowers to reimburse the Banks for any payments made under the Letter of Credit Facility is evidenced by promissory notes executed by the Borrowers in the original amount of the Letter of Credit Commitment (individually, a "Letter of Credit"; collectively, "Letter of Credit Notes").

     3.2 Participating Interests. Effective in the case of each Letter of Credit as of the date of the opening thereof, the Issuing Bank agrees to allot and does allot, to itself and each other Bank, and each Bank severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Bank's Letter of Credit Commitment Percentage.

     3.3 Procedure for Opening Letters of Credit. The Issuing Bank will notify each Bank after the end of each calendar month of any L/C Applications received by the Issuing Bank from the Borrowers during such month. Upon receipt of any L/C Application from a Borrower, the Issuing Bank will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Bank in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the requesting Borrower and, after the end of the calendar month in which such Letter of Credit was opened, to the other Banks, provided that no such Letter of Credit shall be issued if, after given effect thereto, the L/C Exposure would exceed the Letter of Credit Commitment.

     3.4  Payments in Respect of Letters of Credit.

     (a) The Borrowers agree forthwith upon demand by the Issuing Bank and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to
(A) prior to the date which is one Business Day after the day on which the Issuing Bank demands reimbursement from the Borrowers for such payment, at the AmSouth Rate and (B) on such date and thereafter, three and one-half percent (3.5%) per annum above the AmSouth Rate.

     (b) In the event that the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Bank, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Bank will promptly notify each other Bank. Forthwith upon its receipt of any such notice, each other Bank will transfer to the Issuing Bank, in immediately available funds, an amount equal to such other Bank's pro rata share of the L/C Obligation arising from such unreimbursed payment.

     (c) Whenever, at any time after the Issuing Bank has made a payment under any Letter of Credit and has received from any other Bank such other Bank's pro rata share of the L/C Obligation arising therefrom, the Issuing Bank receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Bank will distribute to such other Bank its pro rata share thereof in like funds as received; provided however, that in the event that the receipt by the Issuing Bank of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it in like funds as such reimbursement or payment is required to be returned by the Issuing Bank.

     3.5  Letter of Credit Fees.

     (a)  In  lieu of any Letter of Credit commissions  and  fees provided for in any L/C Application relating to Standby L/Cs (other than standard issuance, amendment and negotiation fees customarily charged by AmSouth), the Borrowers agree to pay the Agent for the account of the Issuing Bank and the Participating Banks, with respect to each Standby L/C, a non-refundable Standby L/C fee equal to one and one quarter percent (1.25%) of the amount available to be drawn under each Standby L/C. Said fee shall be payable on the date of issuance of such Standby L/C, and calculated on the basis of a 360-day year for actual days elapsed from the date of issuance to the expiration date of such Standby L/C.

     (b) In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Trade L/Cs, the Borrowers agree to pay the Agent for the account of the Issuing Bank and the Participating Banks, with respect to each Trade L/C, a Trade L/C examination fee of one quarter of one percent (.25%) of the face amount of each Trade L/C, payable when presented for payment. After Default, the Agent will disburse any Trade L/C fees received pursuant to this subsection 3.5 to the respective Banks promptly following the end of the calendar month in which such Trade L/C fees were received.

     (c) In lieu of any Letter of Credit commissions and fees provided for in any L/C Application relating to Trade L/Cs, the Borrowers agree to pay AmSouth, for its own separate account, with respect to each Trade L/C, issuance and amendment fees in accordance with the following table:

                         Opening          Swift/Telex

          Issuance        $27.50               $20.00
          Amendments      $22.50               $12.50

     (d) For purposes of any payment of fees required pursuant to this subsection 3.5, the Agent agrees to provide to the Borrowers a statement of any such fees to be so paid; provided that the failure by the Agent to provide the Borrowers with any such invoice shall not relieve the Borrowers of their obligation to pay such fees.

     3.6  Letter of Credit Reserves.

     (a) If any Change in Law shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Credit Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or
(ii) above shall be to increase the cost of the Issuing Bank issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Bank, the Borrowers shall immediately pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the AmSouth Rate, provided that other borrowers of such Bank with credit facilities comparable to the credit facilities provided pursuant to this Credit Agreement are similarly impacted. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Bank to the Borrowers concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

     (b) In the event that any Change in Law with respect to the Issuing Bank shall, in the reasonable opinion of the Issuing Bank, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Bank or any corporation controlling the Issuing Bank, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Bank's or such corporation's capital, as the case may be, as a consequence of the Issuing Bank's obligations under such Letter of Credit to a level below that which the Issuing Bank or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Bank to be material, then from time to time following notice by the Issuing Bank to the Borrowers of such Change in Law, within 15 days after demand by the Issuing Bank, the Borrowers shall pay to the Issuing Bank such additional amount or amounts as will compensate the Issuing Bank or such corporation, as the case may be, for such reduction provided that other borrowers of such Issuing Bank with a letter of credit facility comparable to the Letter of Credit Facility provided pursuant to this Credit Agreement are similarly impacted. The Issuing Bank agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection
3.6 with respect to such Issuing Bank, it will, to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Issuing Bank, in its reasonable determination, suffers no economic, legal or regulatory disadvantage. If the
Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection 3.6(b), it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Bank to the Borrowers concurrently with any such demand by the Issuing Bank, shall be conclusive, absent manifest error, as to the amount thereof.

     (c)   The Borrowers and each Participating Bank agrees  that
(i)  the  provisions of the foregoing paragraphs (a) and (b)  and
(ii) the provisions of each L/C Application providing for reimbursement or payment to the Issuing Bank in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto, shall apply equally to each Participating Bank in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Bank or any corporation controlling such Participating Bank.

     3.7 Further Assurances. The Borrowers hereby agree, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Credit Agreement and the issuance of Letters of Credit hereunder.

     3.8 Obligations Absolute. The payment obligations of the Borrowers under this Credit Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation, the following circumstances:

     (a) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent or any Bank, or any other Person, whether in connection with this Credit Agreement, the Related Documents, any Basic Documents, the transactions contemplated herein, or any unrelated transaction;

     (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Bank;

     (c) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or wilful misconduct on the part of the Issuing Bank; or
     (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Bank.

     3.9 Assignments. No Participating Bank's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Bank's Letter of Credit Commitment in accordance with Section 12) without the prior written consent of the Issuing Bank, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Bank.

     3.10 Participations. Each Bank's obligation to purchase participating interests pursuant to subsection 3.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Credit Agreement by the Borrowers or any other
Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


SECTION 4.     INTEREST RATE PROVISIONS;  FEES; PAYMENTS

     4.1 Procedure for Borrowing.

     (a) Swingline Loans shall be made available to the Borrowers by the Swingline Lender's crediting the Operating Account. Said crediting shall be made automatically as the Borrowers' Operating Account falls below a zero balance (the "Zero Account Balance"). Any funds in the Operating Account in excess of the Zero Account Balance shall be applied first, to repay any outstanding interest on the Swingline Loans and second, to prepay any outstanding principal under the Swingline Loans. Notwithstanding the foregoing, Swingline Lender shall have the right, in its reasonable discretion and upon written notice to the Borrowers, to terminate the automatic feature of the borrowings under the Swingline Loans and to require the Borrowers to thereafter provide notice to Swingline Lender prior to such borrowings, such notice to be made in accordance with Swingline Lender's instructions.

     (b) Swingline Loans shall bear interest on the unpaid principal amount thereof at a variable rate per annum equal to the AmSouth Rate. Accrued interest on such principal as shall be outstanding from time to time shall be due and payable on a monthly basis on each Interest Payment Date and the entire outstanding principal shall be due and payable on the Swingline Loan Termination Date. Additional payments of principal and interest shall be made pursuant to the terms of subsection 4.1(a) hereof.


     4.2  Interest Rates and Payment Dates.

     (a) Swingline Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof on the unpaid principal amount thereof at a rate per annum equal to the AmSouth Rate.

     (b) If all or a portion of the principal amount of any of the Swingline Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) then any such overdue principal amount shall, without limiting the rights of the Banks under Section 10, bear interest at a rate per annum which is 3.5% above the AmSouth Rate from the date of such non-payment until paid in full (including interest after judgment as well as before judgment).

     (c)   Interest shall be payable in arrears on each  Interest
Payment Date.

     4.3  Computation of Interest and Fees.

     (a) Interest and fees (except fees pursuant to subsections 3.5(b) and 4.5(b) or as otherwise set forth herein) shall be calculated on the basis of a 360 day year, as applicable for the actual days elapsed. Any change in the interest rate on the Loans resulting from a change in the AmSouth Rate shall become effective, without notice, as of the opening of business on the day on which such change in the AmSouth Rate shall become effective.

     (b) Each determination of an interest rate by the Banks pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

     4.4  Pro Rata Treatment and Payments.

     (a) Each borrowing of Loans by the Borrowers from the Banks and any reduction of the Commitments of the Banks hereunder shall be made pro rata according to the relevant Commitment Percentages of the Banks.

     (b)(i) Except for payments (including prepayments) to be made by the Borrowers to the Swingline Lender on account of principal, interest and fees due under the Swingline Loans, all payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made to the Agent for the account of the Banks at the Agent's office located at 6000 Poplar Avenue, Suite 300, Memphis, Tennessee 38119, in lawful money of the United States of America and in immediately available funds. The Agent shall promptly distribute such payments upon receipt in like funds as received (except the fee payable pursuant to subsection 4.5(b)); (ii) all payments (including prepayments) to be made by the Borrowers to the Swingline Lender on account of principal, interest and fees due under the Swingline Loans shall be made to the Swingline Lender for the individual benefit of the Swingline Lender at the Swingline Lender's office located at 6000 Poplar Avenue, Suite 300, Memphis, Tennessee 38119, in lawful money of the United States of America and in immediately available funds.

     (c) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower. If such amount is made available to the Agent by such Bank on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360, as applicable. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 4.4(c) shall be conclusive, absent manifest error. If such
Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days after such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the AmSouth Rate, on demand, from the Borrowers, without prejudice to any rights which the Borrower or the Agent may have against such Bank hereunder. Nothing contained in this subsection 4.4(c) shall relieve any Bank which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

     (d) The failure of any Bank to make the Loan to be made by it on any Borrowing Date shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such Borrowing Date.

     4.5  Fees.

     (a) Quarterly Commitment Fees. The Borrowers agree to pay to the Agent (i) for the account of each Bank a commitment fee from and including the Closing Date to but not including the Letter of Credit Termination Date, computed at the rate of 1/4 of 1% per annum on the average daily amount of the Available Letter of Credit Commitment of such Bank, such fee to be payable quarterly in arrears and on the Letter of Credit Termination
Date, or such earlier date as the Letter of Credit Commitments shall terminate as provided herein, and the accrual of such fee shall commence on the Closing Date, and (ii) for the account of the Swingline Lender, a commitment fee from and including the Closing Date to but not including the last day of the Swingline Loan Termination Date, computed at the rate of 1/4 of 1% per annum of the Swingline Loan Commitment, such fee to be payable quarterly in arrears and on the last day of the Swingline Loan Termination Date, or such earlier date as the Swingline Loan Commitment shall terminate as provided herein, and the accrual of such fee shall commence on the Closing Date.

     (b)   Agent's Fee.  The Borrowers shall pay to the Agent for
its  own  benefit an agent's fee in an amount and upon terms  set
forth  in   the Agent's fee letter dated June 30, 2000,   between
the Borrowers and AmSouth.

     (c) Upfront Fee. The Borrowers have paid to the Agent an upfront fee of $25,000.00 for the ratable benefit of the Banks.


     4.6  Changes of Commitment Amounts/Prepayment

       (a) The Borrowers shall have the right, upon not less than three Business Days' notice to the Agent, to terminate or, from time to time, proportionately reduce the unused portions of the Letter of Credit Commitments. To the extent, if any, that the L/C Exposure exceeds the amount of the Letter of Credit Commitments as then reduced, the Borrowers shall be required to make a prepayment equal to the excess amount, the proceeds of which shall be applied first, to payment of L/C Obligations, and last, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Required Banks. Any complete termination of the Letter of Credit Commitment shall be accompanied by prepayment in full of the L/C Obligations and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Agent. Upon the complete termination of the Letter of Credit Commitments, any Letter of Credit then outstanding which has been so fully cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and (i) if such Letter of Credit is a Standby L/C, then fees will be due in an amount equal to one and one-quarter percent (1.25%) per annum on the amount available to be drawn under each such Standby L/C and (ii) any L/C Participating Interests heretofore granted by the Issuing Bank to the Banks in such Letter of Credit shall be deemed terminated. With respect to Letters of Credit, "fully cash collateralized" shall mean that the contingent obligation of the Borrowers to reimburse the Issuing Bank for any subsequent drawings thereafter made shall be fully secured beforehand by cash collateral specifically held by the Agent for such purposes in an amount equal to the undrawn amount of such Letter of Credit or otherwise be secured in a manner acceptable to the Issuing Bank. Any partial reduction of the Letter of Credit Commitments shall be in an amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall in each case reduce permanently the Commitments so affected. Any complete termination of the Swingline Loan Commitment shall be accompanied by a prepayment in full of the outstanding Swingline Commitment Loans.

     (b) Once terminated or reduced the Commitments so affected may not be reinstated.

     (c) Any prepayments or reduction in Commitments may be made by the Borrowers without premium or penalty.

SECTION 5.     CONDITIONS PRECEDENT

     5.1 Conditions Precedent to this Credit Agreement. The terms and provisions of this Credit Agreement shall not become effective until the Closing Date. Accordingly, until the Closing Date, the Commitments, as defined in this Credit Agreement, shall not be in effect and the Banks shall not be obligated to make any Loans or issue any Letters of Credit hereunder until the Closing Date occurs. The obligation of the Banks to make the Loans or issue Letters of Credit pursuant to the terms and conditions of this Credit Agreement shall be subject to the fulfillment of the following conditions to the satisfaction of the Agent:

     (a) Credit Agreement and Notes. Each Bank shall have received an original of this Credit Agreement duly executed by a duly authorized officer of each of the Borrowers and a Letter of Credit Note, duly executed by a duly authorized officer of each of the Borrowers, each conforming to the requirements hereof. AmSouth shall have received an original of the Swingline Note, duly executed by a duly authorized officer of each of the Borrowers.

     (b)   Legal  Opinions of Counsel to the  Borrowers  and  the
Parent.   Each  Bank  shall have received  a  counterpart  of  an
opinion, dated the Closing Date, of Waring Cox, PLC, counsel to the Borrowers and the Parent.

     (c) Corporate Proceedings. Each Bank shall have received a copy of the resolutions of the Boards of Directors of the corporate Borrowers and Parent authorizing (i) the execution, delivery and performance of each of the Basic Documents to which it is a party, (ii) the borrowings and applications for Letters of Credit provided for herein and (iii) the granting by Borrowers of the security interests granted by them pursuant to the Security Documents, all as certified by the Secretary or Assistant Secretary of the Parent and the relevant Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the Closing Date.

     (d) Incumbency Certificates. Each Bank shall have received a counterpart of a certificate of the Secretary or an Assistant Secretary of the Parent and the relevant Borrowers dated the Closing Date, as to the incumbency and signature of the officer or officers signing each of the Basic Documents to which it is a party and any other certificate or other document to be delivered pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (e)   Corporate  Documents.  Each Bank shall  have  received
(i) a copy of the Certificate of Incorporation of the Parent and each of the corporate Borrowers certified by the Secretary of State of the state of its incorporation and (ii) a copy of the Bylaws (as amended through the Closing Date) of the Parent and each of the corporate Borrowers, certified by a respective Secretary or Assistant Secretary of the Parent and each of the corporate Borrowers.

     (f)   Partnership Documents.  Each Bank shall have  received
(i) a copy of the Certificate of Limited Partnership of each limited partnership Borrower certified by the Secretary of State of the state of its formation, (ii) a copy of the Agreement of Limited Partnership of each limited partnership Borrower, certified by such Borrower's general partner; (iii) a copy of the Partnership Agreement of each general partnership Borrower, certified by a general partner.

     (g) Collateral Security. Each Bank shall have received a counterpart of each of the following documents, each duly executed and delivered by the applicable party thereto and each of which shall be in full force and effect:

          (i)   the Security Agreements; and

          (ii)   the Guaranties.

     (h) Consents, Licenses, Approvals, etc. Each Bank shall have received, together with executed certificates, true copies (in each case certified as to authenticity on such date by a duly authorized officer of the applicable Borrowers and Parent of all documents and instruments, including, in the reasonable judgment of the Borrowers and Parent and the Agent, all material consents (including, without limitation, all material landlord consents), authorizations and filings licenses and approvals, if any, required in connection with the execution, delivery and performance by the Parent and the applicable Borrowers and the validity and enforceability of, this Credit Agreement, the Notes and the other Basic Documents, and such licenses and approvals shall be in full force and effect.

     (i) No Legal Restraints. There shall be no litigation, inquiry, injunction, restraining order, investigation or proceeding of or before any Governmental Authority (including any proposed statute, rule or regulation) pending or, to the best knowledge of the Borrowers threatened against the Parent or any Borrower or any of their respective properties or revenues with respect to the Basic Documents or any of the transactions contemplated hereby or thereby. There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that any of the transactions provided for herein, in the Notes, in any of the other Basic Documents not be consummated as herein or therein provided which, if adversely determined, would constitute a Material Adverse Event.

     (j) Fees. All fees required to be paid on or prior to the Closing Date shall have been paid.

     (k) Representations and Warranties. The representations, warranties and disclosure made by the Borrowers in this Credit Agreement or made by any of the Borrowers or the Parent in any Basic Document, certificate, document or financial or other statement furnished in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date.

     (l) Evidence of Insurance. The Agent shall have received evidence satisfactory to it that the Borrowers have obtained all policies of insurance required pursuant to subsection 7.6 and pursuant to any of the Security Documents.

     (m) UCC Filings. Documents (including, without limitation, financing statements) required under any of the Security Documents in order to create in favor of Agent, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been executed and delivered to the Agent. UCC Financing Statements shall be filed in the locations set forth on
Schedule 5.1(m) and Borrowers shall pay all necessary filing fees and all taxes or other expenses related to such filings. Agent shall have the right to file UCC financing statements in all other jurisdictions upon its reasonable determination that such filing is necessary to protect the Banks' interest in the Collateral and Borrowers shall pay all necessary filing fees and all taxes or other expenses related to such filings.

     (n) Lien Search. The Agent shall have received the results of recent lien searches in the jurisdictions listed on Schedule 5.1(n) and the results of such search shall reveal no Liens on any assets of the Borrowers, except for Permitted Liens, and other Liens approved by the Banks.

     (o) Good Standing Certificates. The Agent shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrowers and the Parent in the states identified on Schedule 5.1(o).

     (p) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans to be made on such date. No event of default (or condition which would constitute an event of default with the giving of notice, the lapse of time, or both) under material (in the reasonable opinion of the Required Banks) contracts of the Borrowers and the Parent such as, but not limited to, agreements with respect to capital stock, financing documents and lease agreements shall have occurred and be continuing on the Closing Date if such default would constitute a Material Adverse Event.

     (q) Material Adverse Change. For the period from the date of execution of this Credit Agreement to the Closing Date, there shall have been (i) no material adverse change in the business, operations, properties, assets or financial condition of the Borrowers taken as a whole or of the Parent and its Subsidiaries taken as a whole and (ii) no occurrence or event which shall have a material adverse effect on the rights and remedies of the Banks or on the ability of the Borrowers taken as a whole and the Parent and its Subsidiaries taken as a whole to perform their respective obligations to the Banks. The Banks shall not have become aware of any undisclosed materially adverse information with respect to (i) the business, operations, properties, assets or financial condition of the Parent and its Subsidiaries taken as a whole or of the Borrowers taken as a whole, (ii) the ability of the Borrowers and the Parent to perform their respective obligations under the Basic Documents or (iii) the rights and remedies of the Banks under the Basic Documents.

     (r) Change in Market. As of the Closing Date, there shall have been no material adverse change in the market for syndicated bank credit facilities similar in nature to the transactions described herein or a material disruption of, or a material
adverse   change   in,  financial,  banking  or  capital   market
conditions.

     (s) Inter-Company Indebtedness. With respect to the Inter-Company Indebtedness described in subsection 9.1(f)(iii), the Agent shall have received (i) the original note evidencing the Inter-Company Indebtedness duly executed by an officer of the Company and endorsed by the holder of the note to the Agent for the ratable benefit of the Banks, to be held as security for the Loans; (ii) the original security agreement encumbering the Inventory of the Company, duly executed by an officer of the Company and assigned to the Agent for the ratable benefit of the Banks as security for the Loans; and (iii) a subordination agreement duly executed by the Company, CSC and Catherines of Nevada, Inc., all of which in the sole discretion of the Agent and the Banks are acceptable to the Agent and the Banks.

     (t) Additional Matters. All corporate and other proceedings (and all documents referred to herein and not appearing as exhibits hereto) in connection with the transactions contemplated by this Credit Agreement, the Letter of Credit Notes, the Swingline Note and the other Basic Documents shall be reasonably satisfactory in form and substance to the Banks and their respective counsel.

     5.2 Conditions to Each Loan and Each Letter of Credit. The obligation of the Banks to make any Loans requested to be made by them on any date in accordance with and pursuant to the terms and conditions of this Credit Agreement, and the obligation of the Issuing Bank to issue any Letter of Credit requested to be opened on any date in accordance with and pursuant to the terms and conditions of this Credit Agreement, is subject to the satisfaction of the following conditions as of the date such Loan or Letter of Credit is requested to be made or issued, as the case may be:

     (a)    Representations   and  Warranties.    Each   of   the
representations and warranties made by the Borrowers and the Parent, in or pursuant to the Basic Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans or the Letters of Credit requested to be made or issued, as the case may be, on such date.

     (c) Additional Matters. Each borrowing and each L/C Application by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such borrowing or issuance of such Letter of Credit that the conditions contained in this subsection 5.2 have been satisfied.

     (d) Parent Guaranty. No Event of Default, as defined in the Parent Guaranty, shall have occurred and be continuing on such date under the terms of the Parent Guaranty.


SECTION 6.     REPRESENTATIONS AND WARRANTIES

     In  order  to  induce the Banks to enter  into  this  Credit
Agreement and to make the Loans and issue the Letters of Credit, the Borrowers hereby represent and warrant to each Bank that:

     6.1  Financial Condition.

     (a) The audited consolidated balance sheet of the Parent and its Subsidiaries as of January 29, 2000, and the related consolidated statements of common stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries and the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of April 29, 2000, and the related consolidated statements of stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries, together with the notes to such financial statements, copies of each of which have heretofore been furnished to each Bank, have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the financial condition and results of operations of the Parent and its Subsidiaries as of and for the periods indicated.

     (b Since April 29, 2000, there has been no material adverse change in the business, operations, property, assets or financial condition of the Borrowers taken as a whole or of the Parent and its Subsidiaries taken as a whole and neither the Parent nor any of the Borrowers has, since April 29, 2000, incurred any material obligation, contingent or otherwise, which constitutes a Material Adverse Event.

     6.2  Entity Existence; Compliance with Law.

          (a) Each of the corporate Borrowers (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to so qualify and remain in good standing would constitute a Material Adverse Event and (iv) is in compliance with all Requirements of Law where the failure to comply would constitute a Material Adverse Event .

          (b) Each of the partnership Borrowers (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the partnership power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited partnership and in good standing under the laws of each jurisdiction where failure so to qualify and remain in good standing would constitute a Material Adverse Event and (iv) is in compliance with all Requirements of Law where the failure to so comply would constitute a Material Adverse Event.


     6.3  Entity Power; Authorization; Enforceable Obligations.

     (a) Each of the corporate Borrowers has the corporate power and authority and each of the partnership Borrowers has the partnership power and authority, to make, deliver and perform all of its obligations in connection with this Credit Agreement, the Notes and the other Basic Documents to which it is a party, and each Borrower has the corporate power and authority to borrow hereunder and to request the issuance of Letters of Credit hereunder; each Borrower has taken all necessary corporate or partnership action to authorize the borrowings and the issuance of Letters of Credit on the terms and conditions of this Credit Agreement and the Notes, and to authorize the execution, delivery and performance by it of this Credit Agreement, the Notes and the other Basic Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any other Person is required in connection with the borrowings hereunder, the issuance of Letters of Credit or with the execution, delivery or performance by the Borrowers or the validity of or enforceability against the Borrowers, of this Credit Agreement or the other Basic Documents to which each is a party (except such filings as are necessary in connection with the perfection of the Liens created by such documents, which filings have been duly made and/or obtained and are in full force and effect). Each of this Credit Agreement, each Note and each Basic Document to which each Borrower is a party has been duly executed and delivered on behalf of each such Borrower. Each of this Credit Agreement, each Note and each other Basic Document to which each Borrower is a party constitutes a legal, valid and binding obligation of each such Borrower, enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     6.4 No Legal Bar. The execution, delivery and performance by each of the Borrowers, of this Credit Agreement, the Notes and each other Basic Document to which it is a party and the borrowing contemplated by this Credit Agreement and the Notes do not and will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the applicable Borrower or any of their properties or assets where violation would constitute a Material Adverse Event or result in the creation or imposition of any Lien on any such properties or assets pursuant to the provisions of any Requirement of Law or any Contractual Obligations other than the Lien of the Security Documents.

     6.5   No  Material  Litigation.   Except  as  set  forth  in
Schedule 6.5 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority in excess of $1,000,000.00 is pending or, to the knowledge of the
Borrowers, threatened by or against any of the Borrowers or against any of their properties or revenues.

     6.6 No Default. None of the Borrowers is in default in the payment or performance of any of their Contractual Obligations in any respect which would result in a Material Adverse Event, and no Default or Event of Default has occurred and is continuing which would result in a Material Adverse Event. None of the Borrowers is in default in any respect that is material to such Borrower under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting them or by which any of their properties or assets may be bound or affected which would result in a Material Adverse Event.

     6.7 Ownership of Property; Liens. On the date hereof, each of the Borrowers has good record title in fee simple to, or valid and subsisting leasehold interests in, all its real property, except as set forth on Schedule 6.7 hereto, and good title to or valid and subsisting leasehold interests in all its other property, and none of such property is subject to any Lien, except for Permitted Liens and other Liens approved by the Banks.

     6.8 Patents, Copyrights, Permits and Trademarks. Each of the Borrowers owns, or has a valid license in, all material domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes and the industrial property rights ("proprietary rights") used in the operation of its businesses in the manner in which they are currently being conducted and planned to be conducted. None of the Borrowers is aware of any material existing or threatened infringement or misappropriation of any proprietary rights of others by the Borrowers or of any proprietary rights of the Borrowers by others which would result in a Material Adverse Event.

     6.9 No Burdensome Restrictions. No Contractual Obligation of any of the Borrowers constitutes a Material Adverse Event.

     6.10 Margin Regulations. None of the Borrowers are engaged, nor will they engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     6.11   Investment Company Act. None of the Borrowers  is  an
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     6.12 Disclosure. No statement or other form of disclosure or representation and warranty made by the Borrowers in this Credit Agreement or in any other Basic Document to which it is a party, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any materially untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any of the Borrowers that has not been disclosed to each Bank in writing prior to the date of this Credit Agreement with respect to the transactions contemplated by this Credit Agreement and the other Basic Documents which constitute a Material Adverse Event.

     6.13 The Security Documents. The provisions of the Security Agreements are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable security interest in all rights, title and interests of the Borrowers in the collateral described therein; when financing statements have been filed in the offices in the jurisdictions listed in Schedule 5.1(m) hereto and when the Security Agreements have been filed in the United States Patent and Trademark Office, the Security Agreements shall constitute a fully perfected first Lien on, and security interest in, all rights, title and interests of the Borrowers in the Collateral described therein to the extent the filing of financing statements under the Uniform Commercial Code and the filing of the Security Agreement in the United States Patent and Trademark Office are permissible methods of perfection of security interests in the collateral described therein in each such jurisdiction, subject to no prior Liens, except for Permitted Liens and other Liens approved by the Banks.

     6.14 ERISA. No Reportable Event that may result in a liability that would have a material adverse effect on the business, operations, property, assets or financial condition of the Borrowers has occurred since December 10, 1987 with respect to any Plan, and each Plan has complied and has been administered in all material respects, in accordance with applicable provisions of ERISA and the Code; provided, however, for the period preceding December 10, 1987, to the best knowledge of the Borrowers no Reportable Event that may result in a Material Adverse Event has occurred with respect to any Plan, and each Plan has complied and been administered in all material respects, in accordance with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrowers or any Commonly Controlled Entity (based on those assumptions used to fund such
Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $100,000. No Borrower or any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multi-employer Plan that has resulted or could result in any material adverse effect to the business, operations, property, assets or financial condition of any Borrower or any Commonly Controlled Entity, and the liability to which any Borrower or any Commonly Controlled Entity would become subject under ERISA if such Borrower or any Commonly Controlled Entity were to withdraw completely from all Multi-employer Plans as of the most recent valuation date applicable thereto is not in excess of $100,000. No Borrower or any Commonly Controlled Entity has received notice that any Multi-employer Plan is in Reorganization or is Insolvent or, to the best knowledge of each Borrower, is any such Multi-employer Plan in Reorganization or Insolvent nor, to the best knowledge of each Borrower, is any such Reorganization or
Insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of any Borrower for post-retirement benefits to be provided to its current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $1,000,000.

     6.15 Subsidiaries. The only Subsidiaries of the Company and CSC which are not Borrowers as of the effective date of this Credit Agreement are the Persons set forth on Schedule 6.15 hereto. These Subsidiaries will be added as Borrowers within a reasonable period of time following the Closing Date.

     6.16    Environmental  Matters.   Except  as  disclosed   in
Schedule 6.16, each of the following representations and warranties is true and correct in all material respects to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to constitute a Material Adverse Event.

     (a) To the knowledge of the Borrowers, none of the properties owned by any of the Borrowers contains any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

     (b) No Borrower has received any written notice alleging that any or all of the properties of such Borrower are not in compliance with all applicable Environmental Laws. Further, no Borrower has received any written notice alleging the existence of any contamination at or under such properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such properties for which a Borrower is or could be liable.

     (c) No Borrower has received any written notice of non-compliance, liability or potential liability regarding Environmental Laws with regard to any of the properties of such Borrower nor does any Borrower have knowledge that any such notice will be received or is being threatened.

     (d) To the knowledge of the Borrowers during the ownership of the properties by any or all of the Borrowers, Materials of Environmental Concern have not been transported or disposed of from the properties of any Borrower in violation of, or in a manner or to a location which could reasonably give rise to liability of any Borrower under Environmental Laws, nor during the ownership of the properties by any or all of Borrowers have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability of any Borrower under any applicable Environmental Laws.

     (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which any Borrower is named as a party with respect to the properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties for which any Borrower is or could be liable.

     (f) To the knowledge of the Borrowers during the ownership of the properties by any or all of the Borrowers, there has been no release or threat of release of Materials of Environmental Concern at or from the properties of any Borrower or arising from or related to the operations of such entity in connection with the properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


     6.17 Solvency.

     (a) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each of the Company, CSC and the consolidated group of Material Borrowers taken as a whole, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise of such Company, CSC and such consolidated group of Material Borrowers taken as a whole; (ii) the present fair saleable value of the properties and assets of each of the Company, CSC and the consolidated group of Material Borrowers will be greater than the amount that will be required to pay the probable liability of such Company, CSC and such consolidated group of Material Borrowers on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company, CSC and the consolidated group of Material Borrowers will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company, CSC and such consolidated group of Material Borrowers will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (b) None of the Company, CSC and the consolidated group of Material Borrowers, intends to incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.


SECTION 7.     AFFIRMATIVE COVENANTS

     Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains issued and outstanding or any other amount is owing to any Bank or the Agent hereunder or under any other Basic Document, it shall:

     7.1 Financial Statements. Furnish or cause the Parent to furnish, to each Bank:

     (a as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Parent, (i) a copy of the audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of common stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the corresponding figures for the previous year or portion thereof, all in reasonable detail, certified for all Fiscal Years commencing with the Fiscal Year ending February 3, 2001, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernest & Young or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Banks (such accountants being called herein, the "Reporting Accountants") and (ii) a copy of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of its common stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Borrowers and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparable form the corresponding figures for the previous year or portion thereof, certified by Responsible Officers of the Borrowers and their Subsidiaries;

     (b as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Parent, or if an extension has been granted by the Commission for the filing by the Parent of its quarterly report on Form 10-Q, then by the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, a copy of the unaudited consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of stockholders' equity and cash flows and the consolidated statement of operations and retained earnings of the Borrowers and their Subsidiaries for such quarterly period and the portion of the Fiscal Year through such date, setting forth in each case in comparative form the figures for the previous year, certified by Responsible Officers of the Borrowers and their Subsidiaries (subject to normal year-end audit adjustments); and

     (c as soon as practicable, and in any event within 30 days after the end of each fiscal month (other than any fiscal month ending on the last day of any fiscal quarter) of each year, a copy of the unaudited consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of such month and the related unaudited consolidated statements of stockholders' equity and cash flows and the consolidated statement of income and retained earnings of the Borrowers and their Subsidiaries for such month and the portion of the Fiscal Year of the Borrowers through the end of such month, such financial statements to be certified by Responsible Officers of the Borrowers.

     All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such Reporting Accountants or Responsible Officer, as the case may be, and disclosed therein).

     7.2 Certificates; Reports and Other Information. Furnish, or cause the Parent to furnish, to each Bank:

     (a     concurrently  with  the  delivery  of  the  financial
statements referred to in subsection 7.1(a) a letter from the Reporting Accountants stating that, in making the examination necessary to express their opinion on such financial statements, no knowledge was obtained of any Default or Event of Default under subsections 9.7 through 9.10, except as specified in such letter;

     (b concurrently with the delivery of the financial statements referred to in subsections 7.1(a) through (c), a certificate of the chief financial officers of the reporting parties specified in subsections 7.1(a) through (c) (i) stating that, to the best of such officers' knowledge, each reporting party, during such period has observed or performed all its covenants and other agreements contained in this Credit Agreement and the Security Documents to be observed or performed by it, and that such officers have obtained no knowledge of any Default or Event of Default (not theretofore reported and cured or duly waived), except as specified in such certificate, (ii) stating, to the best of such officers' knowledge, that all such financial statements are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) in the case of the consolidated financial statements of the Borrowers and their Subsidiaries referred to in subsections 7.1(a) and (b), showing in detail the calculations supporting such statements in clause
(i)  in  this  subsection 7.2(b) in respect  of  subsections  9.7 through 9.10;

     (c promptly upon receipt thereof, copies of all final reports submitted to the Borrowers by Reporting Accountants or other independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Borrowers and their Subsidiaries made by such accountants;

     (d promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Parent to its security holders (or, if made available generally by the Parent to their security holders, shall make such statements, reports and notices available to each Bank on the same basis) and shall furnish to each Bank copies of all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Parent with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions;

     (e not more than 60 days before the beginning of each Fiscal Year of the Parent, (i) a copy of the projections by the Parent of the consolidated operating budget and cash flow of the Parent and its Subsidiaries for such Fiscal Year, such projections to be in form reasonably satisfactory to the Banks and accompanied by a certificate of the chief financial officer of the Parent to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared; and (ii) a copy of such projections, statements and balance sheets as to the Borrowers and their Subsidiaries;

     (f     concurrently  with  the  delivery  of  the  financial
statements  referred  to  in subsections  7.1(a)  through  (c)  a
monthly   financial  report  as  to  the  Borrowers   and   their
Subsidiaries in form and content satisfactory to Agent;

     (g as soon as practicable and in any event, within 45 days following the end of each fiscal quarter a report which details the status of Store closings, including a comparison of actual and projected Store closing expenses (a "Store Closing Report") in form and content satisfactory to Agent; and

     (h       promptly,  such  additional  financial  and   other
information (including, without limitation, more frequent cash flow projections) as any Bank may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods) all its obligations, including taxes, and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings.

     7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except a Nonmaterial Borrower may dissolve and except as otherwise permitted by subsection 9.4; and comply with all applicable Requirements of Law, except to the extent that the failure to comply therewith would not constitute a Material Adverse Event.

     7.5 Maintenance of Property. Keep all property which is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted).

     7.6  Insurance.

     (a Maintain with financially sound and reputable insurance companies (i) insurance on all its material property in such amounts and against such risks as are reasonably satisfactory to the Banks, and (ii) "all-risk" insurance against loss or damage to all its assets, in such form and with such insurance companies as shall reasonably be satisfactory to the Banks; provided that the amount of such insurance in effect from time to time shall in no event be less than the replacement value of its assets.

     (b    Maintain  general public liability insurance  in  such
amounts, in such form and with such insurance companies as shall reasonably be satisfactory to the Banks.

     (c Cause (i) all liability insurance policies to name the Agent as an additional insured, (ii) all property loss or damage insurance policies with respect to any assets to contain a loss payable clause in favor of the Agent providing that any payment with respect to a loss in excess of $3,000,000 shall be paid jointly to the Agent and the applicable Borrower and, unless a Default or an Event of Default shall have occurred and be continuing, any payment with respect to a loss of $3,000,000 or less shall be paid to the applicable Borrower, (iii) all insurance policies to provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (iv) all insurance policies to insure the interests of the Banks regardless of any breach of or violation by any Borrower or any other Person of any warranties, declarations or conditions contained therein, (v) all insurance policies to provide that the Banks shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by any Borrower or any other Person in connection with obtaining of such insurance, (vi) all applicable insurance policies to contain such other provisions as are set forth in the relevant Security Documents.

     (d Thirty days prior to the expiration date of each policy maintained hereunder, the Borrowers shall either (i) deliver to each Bank copies of the renewals of the insurance policies (in each case, with a certified true and correct copy of such policy by the insurer named therein) maintained by the Borrowers as required by this subsection 7.6 or (ii) notify each Bank of the policies which have not been renewed.

     7.7 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties during normal business hours with reasonable notice and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss its business, operations, properties, assets and financial and other condition with its officers and employees and with its Reporting Accountants and other independent certified public accountants; provided, that, information obtained pursuant to the above shall be subject to the confidentiality provisions of subsection 12.5 hereof.

     7.8   Notices.  Promptly give notice to the Agent  and  each
Bank:

     (a   of the occurrence of any Default or Event of Default:

     (b of any (i) default or event of default under any instrument or other material agreement, or (ii) litigation, investigation or proceeding which may exist at any time with any Governmental Authority, which, if in the case of (i) or (ii) if adversely determined, would constitute a Material Adverse Event;

     (c of all litigation or proceedings (i) which involve uninsured liability in excess of $1,000,000 (in the aggregate) which, if adversely determined, would constitute a Material Adverse Event, (ii) in which injunctive or similar relief is sought which if obtained would constitute a Material Adverse Event, or (iii) which questions the validity or enforceability of any Basic Document which in any such case, if adversely determined, would constitute a Material Adverse Event; and

     (d of the following events, as soon as practicable, and in any event within 30 days, after it knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multi-employer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, any Borrower or any Commonly Controlled Entity, or any Multi-employer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multi-employer Plan, and in addition to such notice, shall deliver to the Agent and each Bank a certificate of its chief financial officer setting forth the details thereof and the action that the Borrower or the Commonly Controlled Entity proposes to take with respect thereto.

     Each notice pursuant to this subsection shall be accompanied by a statement of the chief executive officer or chief financial officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     7.9 Maintenance of Liens of the Security Documents. Promptly upon the reasonable request of any Bank at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise necessary or desirable for the creation and/or perfection of the Liens on all assets which constitute Collateral (other than real property assets) now owned or hereafter acquired, of the Borrowers provided such Bank has reasonably determined that such action is necessary to protect the Banks' interest in the Collateral.

     As of the Closing Date, the Banks have agreed that the financing statements being filed in the State of Tennessee shall only secure the obligations arising under the Swingline Note in order to minimize the indebtedness tax required to be paid in Tennessee. However, the Banks reserve the right to require supplemental filings and the payment of additional indebtedness in the event of the Banks' reasonable determination said filings or payment is necessary to protect its security interest in the Collateral.

     7.10 Security Documents. Upon the creation or acquisition of any Subsidiary of the Borrowers after the date hereof such Borrower immediately shall cause each such Subsidiary to execute and deliver an Assumption Agreement and such other Security Documents as the Agent may require.

     7.11 Inventory Valuation. The Agent shall have the right at any time and from time to time to require the Borrowers to obtain and deliver to Agent an audit of the Net Recoverable Liquidation Value of Inventory performed by independent auditors selected by the Agent (the "Inventory Valuation"). The Borrowers shall bear the costs and expenses of one Inventory Valuation during any twelve (12) month period. If the costs and expenses of any Inventory Valuation exceed $20,000, the excess shall be paid by the Banks on a ratable basis. Inventory Valuations conducted more frequently than annually shall be at the expense of the Banks on a ratable basis. Notwithstanding the foregoing, any Inventory Valuation conducted at a time when there exists an Event of Default shall be at the Borrowers' sole cost and expense and shall not be deemed to be the one Inventory Valuation for which the Borrowers are obligated to pay during a twelve month period.

     7.12 Further Assurances. At any time and from time to time, upon the Agent's request and at the expense of the Borrowers, the Borrowers will promptly and duly execute and deliver or cause to be executed and delivered any and all further instruments and documents and take such further action as the
Agent may reasonably request to effect the purpose of the Security Documents, including (without limitation) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction in order to place on the public records notice of the effect of the Security Documents.


SECTION 8. FORMATION OF NEW SUBSIDIARIES.

     Each Bank and the Agent hereby agree to the following notwithstanding anything in the Credit Agreement or other Basic Documents to the contrary: the Borrowers may form one or more new Subsidiaries (a "New Subsidiary") and transfer, assign and convey assets into such New Subsidiary; provided, that promptly following such transaction (i) Agent shall receive written notice of the formation of such New Subsidiary together with a copy of organizational documents duly filed in the State of its formation; (ii) such New Subsidiary becomes a party to the Credit Agreement by the execution of an Assumption Agreement, and has executed such documents (including, without limitation, security agreements and financing statements) in order to create in favor of the Agent for the ratable benefit of the Banks, a perfected security interest in the Collateral transferred to such New Subsidiary; (iii) such other requirements reasonably requested by the Agent and the Banks; and (iv) the Borrowers shall reimburse the Agent and the Banks for all reasonable expenses incurred by the Agent and the Banks in connection with the foregoing, including reasonable attorneys' fees and expenses.


SECTION 9.     NEGATIVE COVENANTS

     Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Notes remain outstanding and unpaid, any Letter of Credit remains issued and outstanding or any other amount is owing to the Agent or any Bank hereunder or under any other Basic Document, it shall not, directly or indirectly, and shall not permit any of its Subsidiaries to:

     9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness in respect of the Loans, the Notes, the Letters of Credit and all other obligations of the Borrowers under this Credit Agreement;

     (b)  Indebtedness in favor of National Bank of Commerce more
particularly   described   on   Schedule   9.1(b)    (the    "NBC
Indebtedness") and certain other Indebtedness outstanding on the Closing Date as listed on Schedule 9.1(b);

     (c) Indebtedness in an aggregate amount equal to the amount by which the Commitments have been permanently reduced pursuant to Section 4.6 of this Credit Agreement, provided that such Indebtedness shall contain provisions in respect of subordination, amortization, rate of interest and acceleration of the due date of such Indebtedness prior to its stated maturity which, in the reasonable discretion of the Agent and the Banks, are acceptable in form and substance to the Agent and the Banks;

     (d)   Indebtedness as incurred or assumed by  the  Borrowers
(i) in connection with any Financing Lease entered into after the Closing Date, (ii) in connection with any Sale and Leaseback transaction and (iii) as to the Borrowers, to pay all or any part of the purchase price of property acquired after the Closing Date, not to exceed the purchase price of the property so acquired; provided that the aggregate amount of all such Indebtedness at any one time outstanding (excluding the NBC Indebtedness) shall not exceed (x) $10,000,000 less
(y) Indebtedness (excluding the NBC Indebtedness) permitted by subsections 9.1(b) and 9.1(e);

     (e) Indebtedness incurred by the Borrowers after the Closing Date (i) under unsecured lines of credit with any Person,
(ii) under demand and other short-term promissory notes payable to or to the order of any Person, (iii) in connection with any Sale and Leaseback transactions, and (iv) in connection with any Financing Lease entered into after the Closing Date, provided that, except in the case of Inter-Company Indebtedness, the aggregate principal amount (excluding the NBC Indebtedness) shall not exceed (x) $10,000,000 less (y) Indebtedness (excluding the NBC Indebtedness) permitted by subsections 9.1(b) and 9.1(d) hereof.

     (f) Inter-Company Indebtedness, including without limitation, (i) Indebtedness incurred by any Borrower (each, a "borrowing Borrower") under an unsecured loan or advance from any Affiliate which loan or advance is used by the borrowing Borrower to purchase Inventory, fixtures, fittings and other items required for the operation of a retail Store from an Affiliate,
(ii) Indebtedness created by the purchase, sale, lease, license or exchange of property or the rendering of any service by a Borrower to any other Borrower, provided such transactions are not otherwise prohibited under the Credit Agreement and are, in the ordinary course of business and are upon fair and reasonable terms no less favorable to the Borrowers or any Affiliate than it would obtain in a comparable arms length transaction with a Person not an Affiliate, and (iii) the Inter-Company Indebtedness more particularly described on Schedule 9.1(f), provided that such Indebtedness shall contain provisions in respect of subordination, amortization, rate of interest and acceleration of the due date of such Indebtedness prior to it stated maturity date which, in the reasonable discretion of the Agent and the Banks, are acceptable in form and substance to the Agent and the Banks, and provided further such Indebtedness is pledged as security for the Loans under such terms acceptable to the Agent and the Banks.

     (g) Indebtedness incurred pursuant to a transaction with Affiliates or among Borrowers permitted under Section 9.13 which are unsecured or which are secured by Liens permitted under
Section 9.2(l).

     9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien or negative pledge (or similar agreement) upon or with respect to any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Parent and its Subsidiaries, in accordance with GAAP;

     (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation, or to secure the performance of statutory obligations, appeal or similar bonds, leases and trade contracts (exclusive of obligations for the payment of borrowed money);

     (d)   Liens  in favor of the Banks pursuant to the  Security
Documents;

     (e) Liens securing Indebtedness permitted by subsection 9.1(d), provided that any such Lien shall be confined solely to the item or items of property acquired with the proceeds of such Indebtedness or which is or are the subject of a Financing Lease permitted by said subsection;

     (f) Liens on property of any Borrower created solely for the purpose of securing Indebtedness permitted by subsection 9.1(d), incurred to finance or refinance the purchase price of property; provided that no such Lien shall extend to or cover other property of any Borrower other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

     (g) Liens in existence on the Closing Date, which Liens are listed on Schedule 9.2(g);

     (h) rights of setoff in favor of banks arising in the ordinary course of business of the Borrowers;

     (i) any Lien constituting a renewal or continuation of any Lien permitted by this subsection 9.2, but only, in the case of each such renewal or continuation, to the extent that the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness so secured at the time of the renewal or continuation, and that such Lien is limited to all or a part of the property that secured the Lien renewed or continued;

     (j) Liens on the Inventory of the Company created solely for the purpose of securing the Inter-Company Indebtedness permitted by subsection 9.1(f)(iii); provided that such Lien shall not be perfected by the filing of financing statements and shall be acceptable in form and substance to the Agent and the Banks;

     (k) other Liens incidental to the conduct of its business or the ownership of the property which are not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business and which, in any event, do not secure obligations in excess of $1,000,000 in the aggregate; and

     (l) Liens created by a Borrower in favor of an Affiliate or another Borrower to secure Indebtedness permitted under Section
9.1(g) and which Liens are subordinated in favor of and assigned to the Banks.

     9.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation, except Contingent Obligations in existence on the Closing Date and listed on Schedule 9.3, but in no event to include any extensions or renewals thereof.

     9.4 Prohibition on Fundamental Changes. Except for (i) mergers or consolidations of Borrowers with other Borrowers, and
(ii) the dissolution of a Nonmaterial Borrower, enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in the present method of conducting business or engage in any type of business other than of the same general type now conducted by the Borrowers.

     9.5 Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except (a) the sale or other disposition of any tangible property that, in its reasonable judgment, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business, (b) the sale of Inventory in the ordinary course of business, (c) the sale or other disposition of any property in connection with the permanent closing of any Store, (d) the sale or other disposition of assets in one or a series of related transactions, other than Inventory , sold in arms length transactions for a fair market price,
(e) other sales and dispositions which are approved in writing by the Required Banks, (f) transactions described in Section 8, (g) transactions with Affiliates or among Borrowers permitted under subsection 9.13, (h) the sale of receivables to Hurley State Bank (or to a replacement therefor and (i) the sale or other disposition of assets to a Subsidiary of the Parent in connection with the conversion of a Store owned and/or operated by a Borrower to a "Fashion Bug" store, provided, that no more than ten (10) such Stores in the aggregate shall be so converted in a Fiscal Year.)

     9.6 Limitation on Investments, Loans and Advances. Except as otherwise permitted in this Agreement, make or suffer to exist any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness or otherwise) in, any other Person, except that:

     (a)  the Borrowers may acquire and hold Cash Equivalents:

     (b) the Borrowers may make advances to their employees for travel or relocation, provided that all such advances are in the ordinary course of business, and further provided that the aggregate outstanding amount of all such advances shall at no time exceed $200,000.

     (c)   Any Borrower may make loans and advances to any  other
Borrower in amounts necessary for such Borrower's reasonable operating expenses incurred in the ordinary course of business;

     (d) the Company may make payments to the Parent with respect to any Fiscal Year pursuant to any tax sharing agreement in a dollar amount equivalent to the tax the Company would pay for such Fiscal Year if it paid tax on a stand-alone basis; provided, however, that no such payments may be made by the Company if (i) the Parent, on a consolidated basis, has no tax liability for such year, or (ii) if a Default or Event of Default occurs under Section 10(a), Section 10(h) or as a result of failure to comply with subsections 9.7 through 9.10; and

     (e) the Borrowers may make investments in long term publicly traded investments (those greater than twelve (12) months in duration) in United States Government obligations or United States traded securities rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc.

     9.7   Consolidated  Working  Capital.   Permit  Consolidated
Working Capital of the Borrowers and their Subsidiaries, at any time, to be less than $15,000,000.

     9.8 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Borrowers as of the Closing Date and on the last day of any month to be less than $50,000,000 (the "Minimum Consolidated Tangible Net Worth Requirement"). Such Minimum Consolidated Tangible Net Worth Requirement shall be increased at the end of each fiscal quarter thereafter by adding (if applicable) to the preceding fiscal quarter's Minimum Consolidated Tangible Net Worth Requirement twenty-five percent (25%) of Net Income for such fiscal quarter.

     9.9 Capital Expenditures. Permit Capital Expenditures to exceed an aggregate of $13,000,000 per Fiscal Year increasing annually in an amount equal to 50% of the prior year's Net
Income.

     9.10   Fixed Charge Coverage Ratio.  Permit the Fixed Charge
Coverage  Ratio,  in  each  case  for  the  period  of  four  (4)
consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 1.30 to 1.0.

     9.11   Entity   Documents.    Amend   its   Certificate   of
Incorporation or its partnership agreement, as in effect on the Closing Date, in any respect without the prior written consent of the Agent and the Banks.

     9.12 Limitation on Dividends. Declare any cash dividends on any shares of any class of stock of the Borrowers or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Borrowers, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers; except that the Borrower may pay dividends to the Parent on a quarterly basis, provided that, after such dividend payment is made, the Borrowers shall maintain cash balance greater than $10,000,000.00 (including Cash Equivalents and other investments permitted under this Credit Agreement), provided that no Default or Event of Default exists.

     9.13 Transactions with Affiliates or Among Borrowers. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) such transactions
(i)  are not otherwise prohibited under this Credit Agreement and
(ii) are in the ordinary course of business and are upon fair and reasonable terms no less favorable to the Borrowers than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) such transactions, including without limitation any purchase, sale, lease, license or exchange of property are between or among Borrowers in the ordinary course of business, or in a customary parent/subsidiary relationship, or (c) any such transaction is a loan to an employee permitted under Section
9.6(b), or (d) such transaction involves the sale of or the disposition of assets from a Borrower to a Subsidiary of the Parent in connection with the conversion of a Store owned and/or operated by a Borrower to a "Fashion Bug" store, provided, no more than ten (10) such transactions in the aggregate shall occur in a Fiscal Year.

     9.14 Fiscal Year.  Change the Fiscal Year of any Borrower.


SECTION 10.    EVENTS OF DEFAULT

     Upon the occurrence and continuance of any of the following events:

          (a) The Borrower shall fail to pay (i) any principal of any Loan, when due in accordance with the terms hereof or of the respective Note or (ii) any interest on any Note or any fee or other amount payable hereunder within five days after any such interest, fee or other amount becomes due; or

          (b) Any representation or warranty or statement that is material in the reasonable judgment of the Required Banks and made or deemed made by the Borrowers in this Credit Agreement or in any other Basic Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made and constitutes a Material Adverse Event; or

          (c) The Borrowers shall default in the observance or performance of any covenant or agreement contained in subsections 9.7 through 9.10 of this Credit Agreement or the Parent shall default in the observance or performance of the covenants contained in Section 8(a) of the Parent Guaranty; or

          (d) The Parent or Borrowers, as applicable, shall default in the observance or performance of any other covenant or agreement contained in this Credit Agreement or any other Basic Document which is not specified in clauses
     (a) through (c) above or in clause (e) below, and such default shall continue unremedied for a period of 30 days after the Parent or the Borrowers, as applicable, becomes aware, or should reasonably have become aware, of such default; provided, that, (i) a Borrower's failure to deliver to the Banks the financial information enumerated in Section 7 hereof shall not be deemed an Event of Default until 15 days have elapsed from notice of nondelivery from the Agent or any Bank and (ii) a Borrower's failure to deliver to the Banks any other report, document or instrument required to be delivered under this Credit Agreement shall not be deemed an Event of Default unless the information contained in such report, document or instrument reflects the occurrence of a Material Adverse Event; or

          (e) Any Security Document shall cease, for any reason, to be in full force and effect or the Borrowers shall so assert in writing; or any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby, except in each case as a result of the Agent's determination not to file financing statements or Agent's gross negligence in failing to retain possession of any Collateral or failure to file any continuation statement with respect to the Collateral; or

          (f) A Change of Control shall occur; or

          (g) Any Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness hereunder), or in the payment of any matured Contingent Obligation beyond the period of grace (not to exceed  60  days),  if any, provided in  the  instrument  or agreement under which such Indebtedness or Contingent Obligation was created, and the aggregate amount of all such payment defaults at any one time outstanding is equal to or in excess of $5,000,000; or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired) and such default shall continue unremedied for a period of 30 days after such Borrower becomes aware of such default unless such Borrower provides the Agent with evidence that the holder or holders of such Indebtedness or beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have waived the default; or

          (h)(i) The Parent or any Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Parent or any Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent or any Borrower any case, proceeding or other action of a nature referred to in clause (i) above which
     (A) results in the entry of an order for relief of any adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 45 days; or (iii) there shall be commenced against the Parent or any Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from entry thereof; or (iv) the Parent or any Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
     (i), (ii) or (iii) above; or (v) the Parent or any Borrower shall generally not pay its debts as they become due, except for events set forth in clauses (i) through (v) which occur in connection with the permanent closing of a Store, provided no more than ten (10) such events in the aggregate shall occur per Fiscal Year without the prior written consent of the Banks; or

          (i)(A) Any Person shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) any Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Agent, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multi-employer Plan or
     (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through
     (F) above, such event or condition, together with all other such events or conditions, if any, could in the reasonable judgment of the Agent subject any Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property, assets or financial or other condition of any Borrowers and their Subsidiaries taken as a whole; or

          (j) One or more judgments or decrees shall be entered against any Borrower involving in the aggregate a liability (to the extent not paid or covered in whole or in part by insurance) of more than $1,000,000 and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (k)   Failure  to  remediate  within  the  time  period
     required by law or governmental order (or within a reasonable time in light of the nature of the problem if no specific time period is so established) environmental problems in violation of applicable law related to the properties owned by any Borrower and such failure constitutes a Material Adverse Event; or

          (l)  An  Event  of Default, as defined in the  Congress
     Credit Facility, shall occur which is not waived by Congress
     Financial Corporation;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above with respect to any Borrower, automatically the Commitments shall terminate and the Loans and the Reimbursement Obligations (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Borrowers declare the Commitments and the Issuing Bank's obligation to open Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate (and the Issuing Bank shall issue no further Letters of Credit hereunder); and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Borrowers, declare the Loans and the Reimbursement Obligations (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. If all Reimbursement Obligations have become due and payable the Borrowers shall immediately deposit with the Issuing Bank on behalf of the Banks an amount equal to the aggregate maximum potential Reimbursement Obligations under all issued and unexpired Letters of Credit. The Issuing Bank shall apply such amount to that portion of the Reimbursement Obligations which have become fixed under such Letters of Credit and shall return any remaining balance of such amount to the Borrowers upon the expiration of all such Letters of Credit. All payments made by the Borrowers under this Section 10 shall be applied in accordance with subsection 4.4. Without limiting the effect of any of the foregoing, upon the occurrence of any Event of Default, the Agent and/or the Banks may exercise any and all remedies and other rights provided pursuant to this Credit Agreement and the Security Documents. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind whatsoever (including, without limitation, notice of intent to accelerate the maturity of any obligations of the Borrowers hereunder or notice of acceleration of any such obligations) are hereby expressly waived by the Borrowers.


SECTION 11     THE AGENT

     11.1 Appointment. Each Bank hereby irrevocably designates and appoints AmSouth as Agent for such Bank under the Credit Agreement and the Security Documents and each such Bank irrevocably authorizes AmSouth, as agent for such Bank, (AmSouth in such capacity being hereinafter called the "Agent") to take such action on its behalf under the provisions of the Credit Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Agreement and the Security Documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Credit Agreement or in any of the Security Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Agreement, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Agreement or any of the Security Documents or otherwise exist against the Agent.

     11.2 Delegation of Duties. The Agent may execute any of its duties under the Credit Agreement or any of the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Agreement or any of the Security Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Bank for any recitals, statements, representations or warranties made by the Borrowers or any officers thereof contained in the Credit Agreement or in any of the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Credit Agreement or any of the Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Agreement or any of the Security Documents or the Notes or for any failure of any Borrower to perform its obligations hereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Agreement or any of the Security Documents, or to inspect the properties, books or records of any Borrower.

     11.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes, unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Credit Agreement or any of the Security Documents unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Agreement, the Security Documents and the Notes in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes.

     11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under the Credit Agreement, unless the Agent has received notice from a Bank or any Borrower referring to the Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     11.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the  Agent hereinafter taken, including any review of the affairs
of   the   Borrowers,   shall  be  deemed   to   constitute   any
representation or warranty by the Agent to any Bank.   Each  Bank
represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations,
property,    assets,   financial   and   other   condition    and
creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into the Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit
Agreement   and  the  Security  Documents,  and  to   make   such
investigation as it deems necessary to inform itself as to the business, operations, property, assets, financial and other
condition  and  creditworthiness of the  Borrowers.   Except  for
notices, reports and other documents expressly required to be furnished to the Banks by the Agent under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, assets, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, and its officers, directors, employees, agents, attorneys-in-fact, Affiliates and attorneys (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable under the Credit Agreement.

     11.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers or any of their Subsidiaries as though the Agent were not the Agent under the Credit Agreement.

     11.9 Successor Agent. The Agent may resign as Agent upon 20 days' notice to the Banks and the Borrowers. If the Agent shall resign as Agent under the Credit Agreement or the Security Documents, then the Required Banks shall have the right, upon five (5) days notice to the Borrowers, to appoint a successor agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term
"Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to the Credit Agreement or any such security document or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Agreement. If no successor Agent shall have been so appointed by the Required Banks, or if no successor Agent shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then upon five (5) days notice to the Borrowers, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000).

     11.10 Defaulting Banks. At such time as a Bank becomes a Defaulting Bank, such Defaulting Bank's right to vote on matters which are subject to the consent or approval of the Required Banks shall be immediately suspended until such time as the Bank is no longer a Defaulting Bank. If a Defaulting Bank has failed to fund its Commitment Percentage of any Loan and until such time as such Defaulting Bank subsequently funds its Commitment Percentage of such Loan, all sums owing to such Defaulting Bank hereunder shall be subordinated in right of payment, in full of all principal of, interest on and fees related to the Loans funded by the other Banks in connection with any such Loan in which a Defaulting Bank has not funded its Commitment Percentages (such principal, interest and fees being referred to as "Senior Loans" for purposes of this Subsection 11.10). All amounts paid by the Borrowers and otherwise due to be applied to sums due such Defaulting Bank pursuant to the terms hereof shall be distributed by the Agent to the other Banks in accordance with their respective Commitment Percentages (recalculated hereof to exclude the Defaulting Bank) until all
Senior Loans have been paid in full. At that point the Defaulting Bank shall no longer be deemed a Defaulting Bank. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of a Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Bank but for the operations of this Section 11.0. This provision governs only the relationship among the Agent, each Defaulting Bank and the other Banks, nothing hereunder shall limit the obligation of the Borrowers to repay all Loans in accordance with the terms of this Credit Agreement. The provisions of this subsection 11.10 shall apply and be effective regardless of whether a Default or Event of Default occurs and is continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instructions of the Borrowers as to their desired application of payments or (iii) the suspension of such Defaulting Bank=s right to vote on matters as provided above.


SECTION 12.    BENEFIT OF AGREEMENT; ASSIGNMENT; PARTICIPATIONS.

     12.1 Successors and Assigns. This Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks and the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Credit Agreement without the prior written consent of each Bank.

     12.2 Purchasing Banks. Any Bank may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time sell all or any part of its rights and obligations under this Credit Agreement and the Notes to any Bank or any Affiliate thereof (the "Syndicate Purchasing Banks"), provided that, in the event of a sale of less than all of such rights and obligations, such assigning Bank after any such sale to any other Bank or any Affiliate of such Bank shall retain Commitments and/or Loans and L/C Participating Interests aggregating at least $5,000,000 of the aggregate Commitments (or such lesser amount as the Agent may determine), and, (ii) with the consent of the Borrowers and the Agent (which in each case shall not be unreasonably withheld) sell to one or more additional banks or financial institutions (together with Syndicate Purchasing-Banks, the "Purchasing Banks"), all or any part of its rights and obligations under this Credit Agreement and the Notes, pursuant to a Commitment Assignment, executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrowers and the Agent), and delivered to the Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to clause (ii) of this subsection 12.2 shall be in an amount of $5,000,000 of the aggregate Commitments or more and (B) in the event of a sale of less than all of such rights and obligations, such Bank after any such sale shall retain a Commitment and/or Loans aggregating at least $5,000,000 of the aggregate Commitments. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Assignment determined pursuant to such Commitment Assignment, (x) the
Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Assignment, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Assignment, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Assignment covering all or the remaining portion of a transferor Bank's rights and obligations under this Credit Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Assignment shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Assignment, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes amended and restated Notes to the order of such Purchasing Bank in an amount equal to the Commitments assumed by it pursuant to such Commitment Assignment and, if the transferor Bank has retained any Commitments hereunder, amended and restated Notes to the order of the transferor Bank in an amount equal to the Commitments retained by it hereunder. Such amended and restated Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank for transfer and replacement shall be returned by the Agent to the Borrowers marked "replaced and cancelable."

     12.3 Register. The Agent shall maintain at its address referred to in subsection 14.2 a copy of each Commitment Assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, the principal amount of any Swingline Loans owing to, and, if such Bank has any Letter of Credit Commitment, the L/C Participating Interests of, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Parent, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan or L/C participating Interest recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers, the Parent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     12.4 Processing Fee. Upon its receipt of a Commitment Assignment executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Borrowers and the Agent), together with payment by the transferor Bank or the Purchasing Bank to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Commitment Assignment and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrowers.

     12.5 Dissemination of Information. The Banks agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning the Borrowers and their Affiliates. Notwithstanding the foregoing, the Borrowers authorize each Bank to disclose to any Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers and their Affiliates which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Credit Agreement or which has been delivered to such Bank by or on behalf of the Borrowers in connection with such Bank's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Credit Agreement, provided, that any such Transferee or prospective Transferee agrees for itself and its Affiliates to use reasonable efforts to protect the confidentiality of any confidential information supplied by a Bank or the Borrowers concerning the Borrowers and their Affiliates.

     12.6  Obligations of Transferor Bank.  If, pursuant to  this
Section 12, any interest in this Credit Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrowers) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrowers) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrowers) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     12.7 Replacement Banks. The Borrowers agree to assist the Agent in locating replacement lenders for any Bank that advises the Agent it seeks to sell all or a portion of its Loans and will prepare an information package for delivery to potential replacement lenders. The Borrowers agree they will be responsible for the contents of the information package and prior to dissemination by the Agent of the information package, the Borrowers agree to enter into a letter agreement with the Agent whereby (i) the Borrowers will give assurances that the information package (other than portions thereof provided by the Agent) does not knowingly contain any material untrue statement or omission (other than any such untrue statement or omission subsequently corrected prior to the date of any reliance thereon), (ii) the Borrowers will agree to supplement the information package from time to time as necessary until completion of the replacement so that the representation and warranty described in the foregoing clause (i) remains correct and (iii) the Borrowers will agree to indemnify the Agent in the event it incurs any liability or expense because the representation and warranty described in the foregoing clause
(i) is untrue or alleged to be untrue. The Borrowers will use their best efforts to make appropriate officers and representatives of the Borrowers available to participate in one or more information meetings for potential replacement lenders at such times and places as the Agent shall reasonably request.

     12.8 Federal Reserve Bank. Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal
Reserve Bank in accordance with applicable law.

     12.9 Adjustments. If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (h) of
Section 10, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, and such greater proportionate payment or receipt of collateral is not expressly permitted hereunder, such benefited Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.



SECTION 13     MISCELLANEOUS

     13.1 Amendments and Waivers. Neither this Credit Agreement, the Notes, any other Basic Document nor any terms hereof or thereof may be amended, waived, discharged or
terminated   unless   such  amendment,   waiver,   discharge   or
termination is in writing signed by the Borrowers and the Required Banks; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrowers of any of its rights and obligations under the Basic Documents or expressly release all or any portion of the Collateral, or increase the aggregate amount of the Commitments, or amend or modify any covenant contained in subsections 9.7, 9.8, 9.9, 9.10 or 9.14 hereof, in each case without the written consent of all of the Banks and provided, further, that no amendment, waiver or consent shall, unless in writing signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any of the Basic Documents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Parent, Borrowers, the Banks and all future holders of the Notes. In the case of any waiver, the Parent, Borrowers and the Banks shall be restored to their former positions and rights hereunder and under the outstanding Notes and the other Basic Documents, and any Default or Event of Default waived shall be deemed to be cured; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (excluding facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holder of a Note:

          The Borrowers:      c/o Catherines, Inc.
                              450 Winks Lane
                              Bensalem, PA
                              ATTN: Legal Dept. and Chief
                              Financial Officer


          AmSouth, Agent or   AmSouth Bank
          The Issuing Bank:   6000 Poplar Avenue, Suite 300
                              Memphis, Tennessee 38119
                              Attention: Jonathan C. Tutor


          with a copy to:     AmSouth Bank
                              Corporate Finance Division
                              AmSouth Center
                              315 Deaderick Street
                              Nashville, TN 37237
                              Attention: Mary Buckner

          with a copy to:     Glankler Brown, PLLC
                              6000 Poplar, Suite 100
                              Memphis, Tennessee 38119
                              Attention:  Lynn A. Gardner or
                              J. William Pierce, Jr.


          Hibernia:           Hibernia National Bank
                              National Accounts Department
                              313 Carondelet Street
                              New Orleans, LA 70130
                              Attention: Angela Bentley

provided that any notice, request or demand to or upon any Bank pursuant to subsections 2.2, 2.3(b), 4.1, and 4.6 shall not be effective until received.

     13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Bank, any right, remedy, power or privilege hereunder, or under any other Basic Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided in the other Basic Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     13.4 Survival of Representations, Warranties and Covenants. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive until the payment in full of all amounts due under or in connection with the Basic Documents.

     13.5   Payment of Expenses and Taxes.  The Borrowers   agree
(a) to pay or reimburse the Agent for reasonable out-of-pocket costs and expenses incurred by any Bank in connection with the development, preparation and execution of, and any amendment, supplement or modification to, or extension or waiver of this Credit Agreement, the Basic Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including local counsel and patent and trademark counsel) to the Agent incurred in connection with the foregoing and in connection with legal advice rendered with respect to this Credit Agreement, and the Basic Documents, (b) to pay or reimburse the Agent and each Bank for all their respective costs and expenses incurred in connection with, and to pay, indemnify, and hold the Agent, each Bank and their respective officers, directors, employees, agents, Affiliates, attorneys-in-fact and attorneys harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under the Basic Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and of counsel to each of the Banks,
(c) to pay, indemnify, and to hold the Agent and each Bank harmless from, any and all broker's fees, recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the Notes, the other Basic Documents and any such other documents, and (d) to pay, indemnify, and hold the Agent, each Bank and their respective officers, directors, employees, agents, attorneys-in-fact, Affiliates and attorneys harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with the making of the Loans, the taking of security interests under the Security Documents or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any Bank, or
(ii) legal proceedings commenced against the Agent or any Bank by any security holder or creditor of the Agent or any Bank arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any Bank by any other Bank or by any Transferee. The Credit Agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

     13.6 Merger. This Credit Agreement with Schedules and Exhibits, and with the documents, instruments and agreements referred to herein or therein embodies the entire understanding and agreement among the parties hereto and supersedes all prior negotiations, agreements and understandings relating to the subject matter hereof. There exist no other agreements or understandings among the Banks and the Borrowers or other party, explicit or implied, with respect to the subject matter hereof. Each party acknowledges and agrees that this Credit Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Credit Agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

     13.7   Effectiveness.   The Credit  Agreement  shall  become
effective upon the satisfaction of the conditions precedent enumerated in subsection 5.1 hereof.

     13.8 Governing Law; No Third Party Rights. THIS Credit Agreement, THE NOTES IN FAVOR OF THE BANKS AND THE RIGHTS AND
DUTIES OF THE PARTIES UNDER THIS Credit Agreement SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

     13.9    Submission to Jurisdiction: Waivers.   Each  of  the
Borrowers hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Credit Agreement and the other Basic Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Tennessee, the courts of the United States of America for the Western District of Tennessee, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower;

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction: and

          (v) agrees that a final judgment in such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

     (b) The Borrowers, the Agent and the Banks hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Credit Agreement or any other Basic Document to which it is a party and for any counterclaim herein or therein.

     13.10 Counterparts. This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     13.11 Obligations of Banks Several. No Bank shall be obligated to make the Loans of any other Bank hereunder. The obligation of each Bank to make its Loans hereunder shall be subject to the condition that each other Bank shall have made the Loans to be made by it on such date.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                BORROWERS:

                                CATHERINES, INC.

                                By:_____________________________
                                Name: Eric M. Specter
                                Title: Executive Vice President



CATHERINES STORES CORPORATION   CATHERINES PARTNERS-
                                TEXAS, L.P.

                                By:  CATHERINES STORES OF
                                     TEXAS, INC., its general
                                     partner

By:___________________________  By:___________________________
Name: Eric M.Specter            Name: Eric M. Specter
Title: Executive Vice President Title: Executive Vice President


CATHERINES OF CALIFORNIA, INC.  CATHERINES OF PENNSYLVANIA, INC.


By:___________________________  By:___________________________
Name: Eric M. Specter           Name: Eric M. Specter
Title: Executive Vice President Title: Executive Vice President


                                CATHERINES PARTNERS-WASHINGTON,
                                G.P., a Washington general
                                partnership
CATHERINES OF NEVADA, INC.
                                By:   CATHERINES, INC., its
                                      managing general partner

By:____________________________ By:_________________________
Name: Eric M.Specter            Name: Eric M. Specter
Title: Executive Vice President Title: Executive Vice President


CATHERINES STORES OF TEXAS, INC.  CATHERINES PARTNERS - INDIANA, LLP

By:_____________________________  By:   CATHERINES OF INDIANA, INC.,
Name: Eric M. Specter                   Managing Partner
Title: Executive Vice President
                                        By:
________________________________
Name: Eric M. Specter
Title: Executive Vice President

CATHERINES STORES OF INDIANA, INC.


By:_____________________________
Name: Eric M. Specter
Title: Executive Vice President



BANKS:

AMSOUTH BANK                    HIBERNIA NATIONAL BANK

By:____________________________ By:______________________________
Name:__________________________ Name:____ _______________________
Title:_________________________ Title:___________________________


                          EXHIBIT "A"
                               TO
                        CREDIT AGREEMENT


Borrowers:

CATHERINES, INC., a Delaware corporation
CATHERINES STORES CORPORATION, a Tennessee corporation
CATHERINES OF PENNSYLVANIA, INC., a Tennessee corporation
CATHERINES OF CALIFORNIA, INC., a California corporation
CATHERINES   PARTNERS   -  TEXAS,  L.P.,  a   Tennessee   limited partnership
CATHERINES OF NEVADA, INC., a Nevada corporation
CATHERINES PARTNERS - WASHINGTON, G.P., a Washington general partnership CATHERINES STORES OF TEXAS, INC., a Texas corporation
CATHERINES STORES OF INDIANA, INC., an Indiana corporation
CATHERINES  STORES - INDIANA, LLP, a Tennessee limited  liability partnership

                          EXHIBIT "B"
                               to
                        CREDIT AGREEMENT

                      ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT is made and entered into effective as of the _______ day of _____________, _________, by
[New Subsidiary Name]        , a      [entity/jurisdiction]     ,
("New Subsidiary") in favor of AmSouth Bank ("AmSouth") individually and in its capacity as agent for the Banks defined below (together with any of its successors in such capacity, the "Agent") and HIBERNIA NATIONAL BANK ("Hibernia") (together with their permitted successors and assigns referred to collectively as the "Banks" and each individually referred to as a "Bank").

                            RECITALS

     The Banks have extended certain credit facilities to Catherines, Inc., Catherines Stores Corporation and their subsidiaries (collectively, the "Borrowers" and individually, a "Borrower") pursuant to the terms of that certain Credit Agreement dated as of ______________, 2000 (as the same may from time to time have been or shall be amended, supplemented or otherwise modified, the "Credit Agreement").

     Section 8 of the Credit Agreement permits the formation of new subsidiaries of Borrowers and the transfer of assets to such new subsidiaries subject to the provisions thereof.

     New Subsidiary has been formed and desires to become a "borrower" under the Credit Agreement by the execution of this Assumption Agreement.

     All capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

     NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, New Subsidiary agrees as follows:

     1. Joinder in Credit Agreement. New Subsidiary hereby joins in the Credit Agreement as a "Borrower". Each and every reference in the Credit Agreement to a "borrower" shall be deemed to include New Subsidiary.

     2. Assumption of Borrower Obligations. New Subsidiary hereby assumes and agrees to pay all of the obligations as a "Borrower" under the Credit Agreement, including without limitation,  the  Notes,  and agrees to be bound  by  the  terms,
conditions,  covenants  and  other  provisions  of   the   Credit
Agreement.

     3.     Representations   and   Warranties.    All   of   the
representations and warranties contained in the Credit Agreement are hereby made by Borrower effective as of the date hereof.

     4. Delivery of Additional Documentation. Simultaneously herewith New Subsidiary has delivered to the Agent the following:

     (a)    A  copy  of  the  organizational  documents  of   New
Subsidiary filed in the State of its formation;

     (b) A copy of the resolutions adopted by New Subsidiary authorizing the execution of this Assumption Agreement and all other documents executed in connection herewith;

     (c)   A Security Agreement in the form executed by the other
Borrowers dated as of July 31, 2000;

     (d)   Financing  statements sufficient  for  filing  in  the
appropriate  jurisdictions  necessary  to  perfect   the   Banks'
security interest in the Collateral; and

     (e)  Such other documents as Banks may reasonably request.

     5. Fees. New Subsidiary shall reimburse the Agent and the Banks for all reasonable expenses incurred by the Agent and the Banks in connection with the foregoing, including reasonable attorneys' fees and expenses.

     6. Notices. New Subsidiary"s address for notice purposes shall be:

               c/o Catherines, Inc.
               450 Winks Lane
               Bensalem, PA 19020
               Attn: Legal Dept. and Chief Financial Officer

     IN   WITNESS   WHEREOF,  New  Subsidiary  has  caused   this
Assumption Agreement to be duly executed by its proper and duly authorized officer as of the day and year first above written.

                         [NEW SUBSIDIARY]



                         By:_____________________________
                         Name:___________________________
                         Title:____________________________


                          EXHIBIT "C"
                               to
                        CREDIT AGREEMENT


                      COMMITMENT ASSIGNMENT

     COMMITMENT ASSIGNMENT dated as of the date set forth in Item l of Schedule I hereto, among the Transferor Bank set forth in
Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and AMSOUTH BANK, as agent for the Banks under the Credit Agreement described below, in such capacity, "Agent".

                      W I T N E S S E T H :

     WHEREAS, this Commitment Assignment is being executed and delivered in accordance with subsection 12.2 of the Credit Agreement, dated as of July 31, 2000, as amended, among Catherines, Inc. (the "Company), Catherines Stores Corporation and the other entities described therein as "Borrowers", AmSouth Bank and Hibernia National Bank (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"); terms defined therein being used herein as therein defined; and

     WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement and in and to the Collateral;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The Transferor Bank hereby sells, assigns, transfers and conveys to Agent, for the benefit of Banks, all its rights, title and interests in the Security Documents and in and to the Collateral, said Transferor Bank's interest in the Commitments being $_________________.

     2.   Upon  receipt  by  Agent of five counterparts  of  this
Commitment Assignment, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Assignment), Agent will transmit to the Company, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this
Commitment Assignment (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Assignment shall become effective (the "Transfer Effective Date").

     3. At or before 12:00 noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank, such Purchasing Bank's "Purchased Percentage" of the outstanding Loans, L/C Participating Interests and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Loans, L/C Participating Interests and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

     4. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

     5. A. All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Assignment.

          B. All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Assignment. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Company.

     6. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to Agent its Note or Notes.

     7. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

     8. Each of the parties to this Commitment Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Assignment.

     9. By executing and delivering this Commitment Assignment, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under the Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Assignment; (iv) each Purchasing Bank will, independently and without reliance upon Agent, the Transferor
Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (v) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

     10. Each party hereto represents and warrants to and agrees with Agent that it is aware of and will comply with the provision of subsections 12.5 and 12.6 of the Credit Agreement.

     11. Schedule II hereof sets forth the revised Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

     12. Amendments and Waivers. None of the terms of this Commitment Assignment may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Company and the Purchasing Bank.

     13. This Commitment Assignment shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

     14. This Commitment Assignment may be executed by one or more of the parties to this Commitment Assignment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.


               SCHEDULE I TO COMMITMENT ASSIGNMENT

            COMPLETION OF INFORMATION AND SIGNATURES
                    FOR COMMITMENT ASSIGNMENT


     Re:    Credit   Agreement,  dated  July  31,   2000,   among
Catherines, Inc., Catherines Stores Corporation and the other entities described as "Borrowers' in the Credit Agreement, AmSouth Bank and Hibernia National Bank.

Item 1    Date of Commitment Assignment:     ____________________

Item 2    (Transferor Bank):                 ____________________

Item 3    (Purchasing Banks):                ____________________
                                             ____________________

Item 4    (Signatures of Parties             ____________________
     to Commitment Assignment)               as Transferor Bank



                                   By:
                                   Name:_________________________
                                   Title:________________________


                                   ___________________________
                                   as a Purchasing Bank


                                   By:
                                   Name:_________________________
                                   Title:________________________



                                   _____________________________,
                                   as a Purchasing Bank


                                   By:
                                   Name:_________________________
                                   Title:________________________


CONSENTED TO AND ACKNOWLEDGED:

CATHERINES, INC.


By:
Name:__________________________________
Title


CATHERINES STORES CORPORATION

By:
Name:___________________________________
Title


SIGNATURES OF OTHER BORROWERS TO BE INSERTED


AMSOUTH BANK, as Agent



By:
Name:___________________________________
Title:



ACCEPTED FOR RECORDATION IN REGISTER:

AMSOUTH BANK, as Agent



By:
Name:__________________________________
Title:


              SCHEDULE II TO COMMITMENT ASSIGNMENT

               LIST OF LENDING OFFICES, ADDRESSES
               FOR NOTICES AND COMMITMENT AMOUNTS


     The Revised Commitments shall hereafter be as set forth below:

                         Letter of                Swingline
            Letter of    Credit       Swingline   Loan
            Credit       Commitment   Loan        Commitment
Bank        Commitment   Percentage   Commitment  Percentage   Commitment

__________  $__________   _____%      $_________       ___%    $__________

__________  $__________   _____%      $_________       ___%    $__________


Address for Notice:

__________________________
__________________________
__________________________
__________________________


__________________________
__________________________
__________________________
__________________________



              SCHEDULE III TO COMMITMENT ASSIGNMENT

                FORM OF TRANSFER EFFECTIVE NOTICE


To: Catherines, Inc., Catherines Stores Corporation and the other entities described as "Borrowers" in the Credit
          Agreement and AmSouth Bank and Hibernia National Bank

          The undersigned, as Agent under the Credit Agreement, dated July 31, 2000, as amended, among Catherines, Inc., Catherines Stores Corporation and the other entities described as "Borrowers" in the Credit Agreement, AmSouth Bank and Hibernia National Bank acknowledges receipt of five executed counterparts of a completed Commitment Assignment, as described in Schedule I hereto. Terms defined in such Commitment Assignment are used herein as therein defined.

     1. Pursuant to such Commitment Assignment, you are advised that the Transfer Effective Date will be __________________.

     2.    Pursuant to such Commitment Assignment, the Transferor
Bank is required to deliver to the Agent on or before the Transfer Effective Date its Notes.

     3.   Pursuant to such Commitment Assignment, each Purchasing
Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                              Very truly yours,

                              AMSOUTH BANK as Agent

                              By:
                              Name:____________________________
                              Title:

                          Schedule 1.1

                           Commitments

                         Letter of                Swingline
            Letter of    Credit       Swingline   Loan
            Credit       Commitment   Loan        Commitment
Bank        Commitment   Percentage   Commitment  Percentage   Commitment
AmSouth
Bank       $10,000,000     66.67%     $5,000,000      100%    $15,000,000

Hibernia
National
Bank        $5,000,000     33.33%            -0-      -0-      $5,000,000

                        SCHEDULE 5.1(M)
                        FILING LOCATIONS

 STATE     FILING OFFICE         DEBTOR
   CA      Secretary of    Catherines, Inc.
           State


                           Catherines of
                           California, Inc.



                           Catherines, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.

   GA      Clerk of        Catherines, Inc.
           Superior Court
           of Fulton
           County
                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Added Dimensions,
                           trade name of
                           Catherines, Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.


   IL      Secretary of    Catherines, Inc.
           State


                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.



                           The Answer, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.

   IN      Secretary of    Catherines, Inc.
           State


                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.


                           Catherines Stores of
                           Indiana, Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           P.S. Plus Sizes . .
                           . Plus Savings, a
                           trade name of
                           Catherines, Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           Catherines Partners
                           - Indiana, LLP


   MI      Secretary of    Catherines, Inc.
           State


                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           The Answer, a trade
                           name of Catherines,
                           Inc.


   NC      Secretary of    Catherines, Inc.
           State


                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.

   OH      Secretary of    Catherines, Inc.
           State


                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.

   TN      Secretary of    Catherines, Inc.
           State


                           Catherines Stores
                           Corporation



                           Catherines of
                           Pennsylvania, Inc.



                           Catherines Partners
                           - Texas,  L.P.



                           Catherine's, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.



                           The Answer, a trade
                           name of Catherines,
                           Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.


   TX      Secretary of    Catherines, Inc.
           State


                           Catherines, a trade
                           name of Catherines,
                           Inc.



                           Catherine's Plus
                           Sizes, a trade name
                           of Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.


                           Catherines Stores of
                           Texas, Inc.
                           ____________________

                           Catherines Partners
                           - Texas, L.P.

   VA      State           Catherines, Inc.
           Corporate
           Commission

                           Catherines, a trade
                           name of Catherines,
                           Inc.



                           Plus Sizes, a trade
                           name of Catherines,
                           Inc.



                           PS Plus Sizes, a
                           trade name of
                           Catherines, Inc.



                           PS Plus Sizes . . .
                           Plus Savings, a
                           trade name of
                           Catherines, Inc.



                           Added Dimensions, a
                           trade name of
                           Catherines, Inc.



                           Catherines Plus
                           Sizes, a trade name
                           of Catherines, Inc.


                           The Answer, a trade
                           name of Catherines,
                           Inc.

                        Schedule 5.1(n)

                 Jurisdictions of Lien Searches
                          Schedule 6.5
                      Material Litigation


                             None.

                          Schedule 6.7
              Exceptions to Ownership of Property


                             None.

                         Schedule 6.16
                     Environmental Matters


                             None.